SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Levi Strauss & Co.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2023

Notice of Annual Meeting
of Shareholders and Proxy
Statement

April 19, 2023 (Wednesday)
10:30 a.m. (Pacific Time)

WHO WE ARE

We believe that clothes — and how you make them — can make a difference. Since 1853, we’ve been obsessed with innovation to meet people’s needs. We invented the first riveted blue jean. And we reinvented khaki pants. We pioneered labor and environmental guidelines for our manufacturing partners. And we work to build sustainability into everything we do.

A company doesn’t last 170 years by standing still. It endures by reinventing itself, striving to delight its consumers, winning in the marketplace, and by remaining true to its values.

THAT’S THE STORY OF

NOTE FROM OUR CHAIR

“We have a lot of excitement in the queue from the celebration of the 150 years of the iconic Levi’s® 501® fit to the expanded strength of the company’s management.”

Levi Strauss & Co. (“LS&Co.”) delivered another strong year of profitable growth in fiscal 2022 with continued progress across categories, geographies and channels. In addition to surpassing $6 billion in total net revenue for the first time since 1997, we also returned $350 million to our shareholders which is an 84% increase over fiscal 2021.

In June 2022, LS&Co. outlined its long-term goals and strategies to become a $9-$10B company. The strategies are working and proven in the company’s fiscal 2022 results. The strategies center on being:

●	Brand-Led

●	Direct-to-Consumer (DTC) first

●	And focused on diversifying the portfolio across geographies, categories, genders and channels

The company’s full brand portfolio has much to be proud of in 2022, from integrating Beyond Yoga® into the portfolio to expanding Dockers® brick-and-mortar presence across the globe to growing the Levi’s® brand global share faster than any other denim brand. The Levi Strauss & Co. of today has expanded well beyond the denim bottoms business of years past and has transformed into an innovative apparel leader with a portfolio of full head-to-toe lifestyle brands.

With an eye on growth, we understand that feedback and engagement with our shareholders are critical to the company’s continued success. We’ve engaged with a number of shareholders over the past couple of years and look forward to continuing our dialogue with you.

We have a lot of excitement in the queue from the celebration of the 150 years of the iconic Levi’s® 501® fit to the expanded strength of the company’s management. This year, we’re honored to have welcomed Michelle Gass to the team as President of LS&Co. and eventual successor to Chip Bergh. Michelle’s deep retail and omni-channel experience as well as her established track record of building brands and meaningful innovation have already proved impactful as we build for the future. We’re certain we have the right levers in place to accelerate the growth of the business and create significant value for our stakeholders.

We’re eager to continue the momentum into 2023 and deliver another year of strong, profitable growth – of course with you all by our side.

ROBERT A. ECKERT
Board Chair

We intend to mail the Proxy Availability Notice on or about March 7, 2023, to all shareholders of record entitled to vote at the annual meeting. We expect that this proxy statement and the other proxy materials will be available to shareholders on or about March 7, 2023.

2023 PROXY STATEMENT	1

PERFORMANCE HIGHLIGHTS

$6.2 billion FY22 net revenue

FY22 Net Revenue Share

*    Growth figures reflect the increase in net revenues in fiscal year 2022 compared to fiscal year 2021 calculated on a constant-currency basis. We encourage you to review our Annual Report on Form 10-K for the year ended November 27, 2022. Constant currency metrics are not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measures. Additional information regarding our use of constant-currency measures can be found beginning on page 62 of our Annual Report.

~$350 million FY22 capital return to shareholders in dividends and share buybacks
Leading with our Brands* +11% growth in the Levi’s® brand
Prioritizing our Direct to Consumer Business* +18% growth in company total global DTC business
Diversifying Across Geographies, Categories, Genders & Channels* +13% growth in total company women’s business, achieving over $2 billion

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OUR SUSTAINABILITY GOALS FOR 2025
AND BEYOND AND CURRENT PROGRESS

In 2022, we released our 2021 sustainability report, which included an updated slate of 16 goals. We refreshed our holistic sustainability strategy with clear goals to advance our progress; hold ourselves accountable; and meet stakeholder expectations for environmental, social and governance commitments and performance. The strategy demonstrates our commitment to both a comprehensive definition of sustainability and progress across our key sustainability pillars — climate, consumption and community. Read our Sustainability Report, available on our website at www.levistrauss.com, for more information regarding our strategy and goals.* Set forth below are several key areas where we’re making progress.

90% absolute reduction in greenhouse
gas (GHG) emissions in company-
 operated facilities by 2025, against
2016 baseline

Progress through 2021:
66% reduction in Scope 1 and 2
emissions from 2016 baseline

   66%

40% absolute reduction in supply chain greenhouse gas emissions by 2025, against 2016 baseline Progress through 2021: 22% reduction in Scope 3 emissions from 2016 baseline 22%

100% renewable electricity in company-operated facilities by 2025	“A-” score on the Carbon Disclosure Projects 2022 climate change survey

Progress through 2021: 85% renewable electricity at our company-owned and operated facilities 85%

Key Company Recognition

Named third among the top five apparel companies globally	Acknowledged for the company’s work on leading the business community around gun violence prevention	Awarded for the company’s gun violence prevention work, specifically for rallying business leaders behind gun-safety legislation	Award for our Levi’s® Circular 501 jeans

*	Information contained on or accessible through our websites is not incorporated into, and does not form a part of, this Proxy Statement or any other report or document we file with the Securities and Exchange Commission, and any references to our websites are intended to be inactive textual references only.

2023 PROXY STATEMENT	3

DIVERSITY, EQUITY AND INCLUSION

In 2022, we launched our first-ever diversity, equity and inclusion (“DE&I”) Impact Report covering fiscal year 2021. The report reflects our commitment to fully and transparently communicate our progress in making our company more diverse and inclusive. Read our DE&I Impact Report, available on our website at www.levistrauss.com, for more information regarding our strategy and goals.* Set forth below are several key areas where we’re making progress.

TRANSPARENT DISCLOSURES	We released our representation data for the first time in 2020 and committed to annual updates. Our 2021 data is currently available on our website.
FOUNDATIONAL CHANGES

We took several concrete steps to strengthen our position as a world-class destination for talent by:

●  Launching a global self-identification initiative, which offers employees from key markets the opportunity to disclose additional aspects of their identity – including gender identity, disability status and sexual orientation

●  Relaunching True Blue, our annual listening tour, with more affinity categories, including veterans, remote workers, and people with disabilities

●  Re-vamping our internship experience making it more interactive and dynamic (F.I.T. = Fostering Intern Talent).

●  Releasing our first-ever annual DEI Impact Report to continue our commitment to accountability, transparency and progress

PAY EQUITY	We conduct US pay equity audits every other year, under guidance from outside counsel, with the goal of maintaining fair and equitable compensation. Our studies in 2018, 2020, and 2022 found no systemic pay differences across gender or ethnicity.
EMPLOYEE RESOURCE GROUPS (ERG)

Our 15 ERGs serve as multicultural advisers to the company, create spaces of belonging, and are among our strongest retention and engagement programs.

In 2021-22, we launched four new global ERGs: AMAzing Rivet, a women’s ERG in AMA and Rivet in Europe, Operation 501, a veteran’s ERG, and BeYou Alliance, an LGBTQ ERG in AMA.

INCLUSION AND ALLYSHIP

In 2022, we launched new HR policies for veterans and transgender employees, invested in inclusive facilities, and re-evaluated room names at The Plaza to ensure those they honor continue to represent our values.

We recognized the LGBTQ+ community with a flag raising at The Plaza for Pride Month.

*	Information contained on or accessible through our websites is not incorporated into, and does not form a part of, this Proxy Statement or any other report or document we file with the Securities and Exchange Commission, and any references to our websites are intended to be inactive textual references only.

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NOTICE OF 2023 ANNUAL MEETING
OF SHAREHOLDERS

PROPOSALS	BOARD VOTE RECOMMENDATION	FOR FURTHER DETAILS
1. Election of Class I Directors	“FOR” each director nominee	Page 11
2. Advisory Vote on Executive Compensation	“FOR”	Page 33
3. Ratification of Selection of Independent Registered Public Accounting Firm	“FOR”	Page 60

Shareholders will also conduct any other business properly brought before the annual meeting or any adjournment or postponement thereof. A list of shareholders of record will be available for inspection by shareholders of record during normal business hours for 10 days prior to the annual meeting for any legally valid purpose at our corporate headquarters at 1155 Battery Street, San Francisco, CA 94111. Whether or not you expect to attend the annual meeting, you are urged to vote by proxy as promptly as possible to ensure your vote is counted. You may vote over the telephone, through the internet or by using the proxy card that you request as instructed in the Proxy Availability Notice. Even if you have voted by proxy, you may still vote at the annual meeting, as your proxy is revocable at your option. Note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from that record holder. See the Proxy Availability Notice for more information.

By Order of the Board of Directors,

NANCI PRADO

Corporate Secretary

ATTENDANCE AT THE MEETING

A live webcast of the annual meeting will be available at www. virtualshareholdermeeting.com/LEVI2023. To access the webcast, go to this website and follow the instructions provided. The webcast will be recorded and available for replay at this website through May 19, 2023. Electronic entry to the meeting will begin at 10:15 a.m., Pacific Time.

To attend, vote and submit questions during the annual meeting visit www.virtual shareholdermeeting.com/LEVI2023 and enter the 16-digit control number included in your Proxy Availability Notice, voting instruction form or proxy card.

If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/LEVI2023.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 19, 2023

The notice of annual meeting, proxy statement and annual report to shareholders are available free of charge at www.proxyvote.com.

DATE AND TIME April 19, 2023 (Wednesday) 10:30 a.m. (Pacific Time)

LOCATION www.virtualshareholdermeeting.com/ LEVI2023

WHO CAN VOTE Shareholders as of February 24, 2023 are entitled to vote.

HOW TO VOTE

INTERNET

●  Visit www.proxyvote.com to vote online (you will need the voter control number from your proxy card or the Proxy Availability Notice)

●  Your vote must be received by 8:59 p.m., Pacific Time, on April 18, 2023

TELEPHONE

●  Call 1-800-690-6903 and follow the recorded instructions (you will need the voter control number from your proxy card)

●  Your vote must be received by 8:59 p.m., Pacific Time, on April 18, 2023

MAIL ● Complete, sign, date and return the proxy card that may be delivered ● Your proxy card must be mailed by April 10, 2023

AT THE VIRTUAL MEETING See “Attendance at the Meeting”

QR CODE Scan this QR code to vote with your mobile device

2023 PROXY STATEMENT	5

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.

PROPOSAL 1	ELECTION OF CLASS I DIRECTORS The Board recommends a vote FOR each director nominee. See page 11

BOARD OF DIRECTORS

		DIRECTOR SINCE	COMMITTEE MEMBERSHIP
NAME AND PRINCIPAL OCCUPATION	AGE		AC	FC	CHCC	NGCCC
JILL BERAUD IND Retired; Former Chief Executive Officer, Ippolita	62	2013		C
SPENCER C. FLEISCHER IND Chairman, FFL Partners, LLC	69	2013			C
CHRISTOPHER J. MCCORMICK IND Retired; Former President and Chief Executive Officer, L.L. Bean, Inc.	67	2016
ELLIOTT RODGERS IND Executive Vice President and Chief Operations Officer, Foot Locker, Inc.	47	2020
DAVID A. FRIEDMAN IND Retired; Senior Principal, Emeritus Chief Executive Officer and Chair of the Board, Forell/Elsesser Engineers	69	2018
YAEL GARTEN IND Director, AI/ML Data Science and Engineering, Apple	44	2020
JENNY MING IND Retired; Former President and Chief Executive Officer, Charlotte Russe Inc.	67	2014
JOSHUA E. PRIME IND Partner, Idea Generation and Research, Indaba Capital Management, L.P.	45	2019
TROY M. ALSTEAD IND Founder and President, Table 47 and Ocean5	59	2012	C
CHARLES (“CHIP”) V. BERGH President and Chief Executive Officer, Levi Strauss & Co.	65	2011
ROBERT A. ECKERT IND Operating Partner, FFL Partners, LLC	68	2010				C
MICHELLE GASS President, Levi Strauss & Co.	54	2023
PATRICIA SALAS PINEDA IND Retired; Former Group Vice President, Hispanic Business Strategy, Toyota Motor North America, Inc.	71	1991

AC	Audit Committee	CHCC	Compensation and Human Capital Committee		Member	IND	Independent

FC	Finance Committee	NGCCC	Nominating, Governance and Corporate Citizenship Committee	C	Chair

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PROXY STATEMENT SUMMARY

BOARD SNAPSHOT

Independence	Tenure	Age	Diversity

Skills & Experience

GOVERNANCE BEST PRACTICES

●	Independent Board Chair
●	Majority of independent directors
●	Diverse Board
●	Committee membership limited to independent directors
●	Executive sessions of non-employee directors of Board and committees
●	Director and officer stock ownership requirements
●	No poison pill

2023 PROXY STATEMENT	7

PROXY STATEMENT SUMMARY

PROPOSAL 2	ADVISORY VOTE ON EXECUTIVE COMPENSATION The Board recommends a vote FOR this proposal. See page 33

FINANCIAL PERFORMANCE

The company achieved another year of strong growth, including reported net revenue growth of 7% or an increase of 12% in constant currency.* We delivered these results, driving strong market share growth globally, despite facing a more challenging consumer environment in the second half of the year. Additionally, we returned $350 million to shareholders through share repurchases and dividends, an 84% increase over fiscal year 2021.

KEY PERFORMANCE MEASURES

EXECUTIVE COMPENSATION HIGHLIGHTS

COMPENSATION SNAPSHOT

*	We encourage you to review our Annual Report on Form 10-K for the year ended November 27, 2022. Constant-currency net revenues are not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure. Constant-currency net revenues exclude the impact of foreign currency exchange rate fluctuations by translating local currency amounts in the comparison period at actual foreign exchange rates for the current period. Constant-currency net revenues of $5,512.2 for fiscal 2021 are calculated from reported net revenues of $5,763.9 million and exclude $251.7 million of impact from foreign currency exchange rates.

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PROXY STATEMENT SUMMARY

HIGH SAY ON PAY RESULTS

At the 2022 Annual Meeting, over 99% of the votes cast were in favor of our advisory proposal	We held a shareholder advisory vote on executive compensation in 2022, commonly referred to as a “say-on-pay vote,” which resulted in shareholder approval by over 99% of the votes cast on the advisory proposal. We take the views of our shareholders seriously and view this vote result as an indication that the principles of our executive compensation program are strongly supported by our shareholders.

PROPOSAL 3	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM The Board recommends a vote FOR this proposal. See page 60

2023 PROXY STATEMENT	9

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CORPORATE GOVERNANCE

PROPOSAL 1
ELECTION OF CLASS I DIRECTORS

Our Board of Directors currently has 13 members and is divided into three classes, with directors elected for overlapping three-year terms. There are four Class I directors whose term of office expires in fiscal year 2023: Jill Beraud, Spencer C. Fleischer, Christopher J. McCormick and Elliott Rodgers. Our Board of Directors has recommended that each of these directors be re-elected as Class I directors to serve until the 2026 annual meeting of shareholders and until their successors are duly elected and qualified or, if sooner, until their death, resignation or removal.

A biography of each nominee and a discussion of his or her specific experience, qualifications, attributes and skills that led the Nominating, Governance and Corporate Citizenship Committee and our Board of Directors to recommend him or her as a nominee for Class I director is set forth in this proxy statement under “Board of Directors—Nominees for Election as Class I Directors.”

Directors are elected by a plurality of the votes of the holders of shares present at the meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the four nominees receiving the most FOR votes will be elected as Class I directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, FOR the election of the four nominees recommended by our Board of Directors and named in this proxy statement. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us. Each nominee has agreed to serve as a Class I director if elected. We have no reason to believe that any nominee will be unable to serve.

Our Board of Directors unanimously recommends a vote “FOR” all of the named nominees.

BOARD COMPOSITION

Our Board of Directors has 13 members. Our current Board of Directors is divided into three classes with directors elected for overlapping three-year terms:

●	The term for directors in Class I (Jill Beraud, Spencer C. Fleischer, Christopher J. McCormick, and Elliott Rodgers) will end at the 2023 annual meeting of shareholders;
●	The term for directors in Class II (David A. Friedman, Yael Garten, Jenny Ming and Joshua E. Prime) will end at the 2024 annual meeting of shareholders; and
●	The term for directors in Class III (Troy M. Alstead, Charles (“Chip”) V. Bergh, Robert A. Eckert, Michelle Gass and Patricia Salas Pineda) will end at the 2025 annual meeting of shareholders.

At each annual meeting of shareholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified or, if sooner, their death, resignation or removal. We expect that additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Our corporate governance guidelines provide that directors are expected to attend our annual meetings of shareholders. All of our then-serving directors attended the 2022 annual meeting of shareholders.

2023 PROXY STATEMENT	11

CORPORATE GOVERNANCE

BOARD LEADERSHIP

The Board of Directors believes that it is in the best interests of the company and its shareholders to separate the Chair of the Board and Chief Executive Officer roles and for our Chair to be independent. Currently, Mr. Eckert serves as our independent Chair of the Board.

Our corporate governance guidelines are available under the “Governance” tab of our website at investors.levistrauss.com.

BOARD SELECTION CRITERIA

Our Board of Directors seeks members who are committed to the values of our company and are, by reason of their character, judgment, knowledge and experience, capable of contributing to the effective governance of our company.

In reaching this determination, our Board of Directors considers, among other things, each candidate’s:

●	relevant expertise;
●	excellence in his or her field;
●	the ability to exercise sound business judgment; and
●	commitment to rigorously represent the long-term interests of our shareholders.

Our Board of Directors also considers diversity (including with respect to race, gender, geography, sexual orientation and areas of expertise), age, skills and other factors that it deems appropriate to maintain a balance of knowledge, experience and capability. The Board is committed to actively seeking out diverse candidates, including qualified women and individuals from minority and other groups described above, to include in the pool from which nominees for the Board are selected.

For an incumbent director whose term of office is set to expire, our Board of Directors reviews his or her overall service to the company during the completed term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair his or her independence.

Our corporate governance guidelines provide that all directors are subject to a mandatory retirement age of 72, unless waived by our Board of Directors in its discretion.

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CORPORATE GOVERNANCE

BOARD OF DIRECTORS

NOMINEES FOR ELECTION AS CLASS I DIRECTORS

The following is a brief biography of each nominee for Class I director and a discussion of his or her specific experience, qualifications, attributes or skills that led the Nominating, Governance and Corporate Citizenship Committee and our Board of Directors to recommend him or her as a nominee for Class I director.

JILL BERAUD Retired; Former Chief Executive Officer, Ippolita

AGE: 62 DIRECTOR SINCE: 2013	COMMITTEES:	Finance Committee (Chair), Compensation and Human Capital Committee

CAREER HIGHLIGHTS:

●	Retired Chief Executive Officer of Ippolita, a privately held luxury jewelry company with distribution in high-end department stores, flagship and ecommerce, from October 2015 until September 2018.
●	Executive Vice President for Tiffany & Co., with responsibility for its Global Retail Operations and E-Commerce with oversight of strategic store development and real estate from October 2014 until June 2015.
●	Served as Chief Executive Officer for Living Proof, Inc., a privately held company that uses advanced medical and materials technologies to create hair care and skin care products for women from December 2011 to October 2014.
●	Served as President of Starbucks/Lipton Joint Ventures and Chief Marketing Officer of PepsiCo Americas Beverages from July 2009 to June 2011, and PepsiCo’s Global Chief Marketing Officer from December 2008 to July 2009.
●	Spent 13 years at Limited Brands in various roles, including Chief Marketing Officer of Victoria’s Secret and Executive Vice President of Marketing for its broader portfolio of specialty brands, including Bath & Body Works, C.O. Bigelow, Express, Henri Bendel and Limited Stores.
●	Director of Revance Therapeutics, Inc., Chair of the Board for the Fashion for Good BV and serves on the Board of Governors for The World of Children non-profit organization.

KEY QUALIFICATIONS:

Ms. Beraud was selected to join our Board of Directors due to her extensive marketing, social media and consumer branding experience, as well as her extensive managerial and operational knowledge in the apparel and other consumer goods industries.

SPENCER C. FLEISCHER Chairman, FFL Partners, LLC

AGE: 69 DIRECTOR SINCE: 2013	COMMITTEES:	Compensation and Human Capital Committee (Chair), Finance Committee

CAREER HIGHLIGHTS:

●	Current Chairman and former Managing Partner of FFL Partners, LLC, a private equity firm.
●	Spent 19 years at Morgan Stanley & Company as an investment banker and senior leader, leading business units in Asia, Europe and the United States, before co-founding FFL Partners, LLC in 1997.
●	Currently serves as a director of The Clorox Company and Americans for Oxford, Inc.

KEY QUALIFICATIONS:

Mr. Fleischer was selected to join our Board of Directors due to his broad financial and international business perspectives developed over many years in the private equity and investment banking industries.

2023 PROXY STATEMENT	13

CORPORATE GOVERNANCE

CHRISTOPHER J. MCCORMICK Retired; Former President and Chief Executive Officer, L.L. Bean, Inc

AGE: 67 DIRECTOR SINCE: 2016	COMMITTEES:	Audit Committee, Nominating, Governance and Corporate Citizenship Committee

CAREER HIGHLIGHTS:

●	Served as President and Chief Executive Officer of L.L. Bean, Inc. from 2001 until 2016.
●	Senior Vice President and Chief Marketing Officer of L.L. Bean from 2000 to 2001.
●	Joined L.L. Bean in 1983, previously serving in a number of senior and executive level positions in advertising and marketing.
●	Director of Big Lots!, Inc. and a former director of Sun Life Financial, Inc.

KEY QUALIFICATIONS:

Mr. McCormick brings to our Board of Directors his deep channel knowledge and ecommerce and direct marketing experience.

ELLIOTT RODGERS Executive Vice President and Chief Operations Officer, Foot Locker, Inc.

AGE: 47 DIRECTOR SINCE: 2020	COMMITTEES:	Audit Committee, Finance Committee

CAREER HIGHLIGHTS:

●	Executive Vice President and Chief Operations Officer at Foot Locker, Inc. since December 2022.
●	Chief People Officer at project44, a supply chain visibility platform from October 2021 to December 2022
●	Previously was Chief Information Officer and Chief Supply Chain Officer of Ulta Beauty. Joined Ulta Beauty in 2013 and served in a number of senior positions where he led distribution, transportation, supplier operations, sales and operations planning, and supply chain strategy.
●	Led the transformation of Ulta Beauty’s supply chain in support of its strategic imperatives.
●	Held operational leadership roles spanning retail, financial services, and logistics at Target, Citibank and the United States Army.
●	Served in various assignments as an Army Officer, including leading logistics support operations for humanitarian service missions.

KEY QUALIFICATIONS:

Mr. Rodgers was selected to join our Board of Directors due to his broad professional experience and his extensive operational, technology and retail leadership experience.

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CORPORATE GOVERNANCE

CONTINUING DIRECTORS

The following is a brief biography of each director whose term will continue after the annual meeting.

TROY M. ALSTEAD Founder and President, Table 47, Ocean5, and The Cup Coffee Lounge

AGE: 59 DIRECTOR SINCE: 2012	COMMITTEES:	Audit Committee (Chair), Compensation and Human Capital Committee

CAREER HIGHLIGHTS:

●	Founder and President of Table 47, Ocean5, a restaurant and social concept, and The Cup Coffee Lounge.
●	Retired from Starbucks Corporation in February 2016 after 24 years with the company, having most recently served as Chief Operating Officer.
●	Held the positions of Group President, Chief Financial Officer and Chief Administrative Officer of Starbucks.
●	Spent a decade in Starbucks international business, including roles as Senior Leader of Starbucks International, President of Europe, Middle East and Africa headquartered in Amsterdam and Chief Operating Officer of Starbucks Greater China headquartered in Shanghai.
●	Currently serves as a director of Harley-Davidson, Inc., Array Technologies, Inc., and OYO Global.

KEY QUALIFICATIONS:

Mr. Alstead brings to our Board of Directors his broad financial and business perspective developed over many years in the global consumer goods industry.

CHARLES (“CHIP”) V. BERGH President and Chief Executive Officer, Levi Strauss & Co.

AGE: 65 DIRECTOR SINCE: 2011	COMMITTEES:	None

CAREER HIGHLIGHTS:

●	President and Chief Executive Officer of Levi Strauss & Co.
●	Joined LS&Co. after a distinguished career at Procter & Gamble. His last assignment was leading the Gillette integration following P&G’s $57 billion acquisition of that business and running the Gillette Blades & Razors business and the entire Male Grooming portfolio of P&G.
●	Twenty-eight-year career at P&G included roles of increasing scope and complexity and included a six-year assignment as Regional President of Southeast Asia, India and Australia.
●	Currently serves as the non-executive Chairman of HP Inc.
●	Previously served on the Board of Directors for VF Corporation, the Singapore Economic Development Board and was a member of the US ASEAN Business Council, Singapore.

KEY QUALIFICATIONS:

Mr. Bergh’s position as our President and Chief Executive Officer and his past experience as a leader of large, global consumer brands make him well suited to be a member of our Board of Directors.

2023 PROXY STATEMENT	15

CORPORATE GOVERNANCE

ROBERT A. ECKERT Operating Partner, FFL Partners, LLC

AGE: 68 DIRECTOR SINCE: 2010	COMMITTEES:	Nominating, Governance and Corporate Citizenship Committee (Chair), Compensation and Human Capital Committee

CAREER HIGHLIGHTS:

●	Chair of our Board of Directors, a position he has held since 2021.
●	Operating Partner of FFL Partners, LLC, a private equity firm, since September 2014.
●	Chairman Emeritus of Mattel, Inc., a role he has held since January 2013.
●	Chairman and Chief Executive Officer of Mattel from May 2000 until December 2011, and he continued to serve as its Chairman until December 2012.
●	Previously worked for Kraft Foods, Inc. for 23 years, and served as President and Chief Executive Officer from October 1997 until May 2000.
●	Group Vice President of Kraft Foods from 1995 to 1997, and President of the Oscar Mayer foods division of Kraft Foods from 1993 to 1995.
●	Currently a director of McDonald’s Corporation, Uber Technologies, Inc., Amgen, Inc., Eyemart Express Holdings, LLC and Quinn Group Inc.

KEY QUALIFICATIONS:

Mr. Eckert was selected to join our Board of Directors due to his experience as a senior executive engaged with the dynamics of building global consumer brands through high performance expectations, integrity and decisiveness in driving businesses to successful results.

DAVID A. FRIEDMAN Retired; Former Senior Principal, Emeritus Chief Executive Officer and past-Chair of the Board, Forell/Elsesser Engineers

AGE: 69 DIRECTOR SINCE: 2018	COMMITTEES:	Compensation and Human Capital Committee, Nominating, Governance and Corporate Citizenship Committee

CAREER HIGHLIGHTS:

●	Retired Senior Principal, Emeritus Chief Executive Officer and past-Chair of the Board, and past President and Chief Executive Officer of Forell/Elsesser Engineers, with over 40 years of professional practice in structural and earthquake engineering.
●	President and member of the Board of Directors for the Earthquake Engineering Research Institute, which disseminates lessons learned from earthquakes around the world, and served on its post-earthquake reconnaissance teams in Kobe, Japan in 1995 and Wenchuan, China in 2008.
●	Involved in many institutional, academic, philanthropic and not-for-profit boards, including the San Francisco Foundation, the San Francisco Planning and Urban Research Association, the University of California, Berkeley Foundation, the Jewish Home of San Francisco and GeoHazards International.
●	A licensed structural engineer in California, Nevada and British Columbia.

KEY QUALIFICATIONS:

Mr. Friedman was selected to join our Board of Directors due to his broad professional experience, as well as his extensive background with our company arising from his familial connection to our founder.

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CORPORATE GOVERNANCE

YAEL GARTEN Director, AI/ML Data Science and Engineering, Apple

AGE: 44 DIRECTOR SINCE: 2020	COMMITTEES:	Audit Committee, Nominating, Governance and Corporate Citizenship Committee

CAREER HIGHLIGHTS:

●	Director, AI/ML Data Science and Engineering, Apple, Inc. since August 2017.
●	Worked at LinkedIn Corporation in a number of positions from October 2011 to August 2017, including as Director of Data Science from October 2015 to August 2017.
●	Research Scientist and Text Mining Lead at Stanford University School of Medicine before joining LinkedIn.

KEY QUALIFICATIONS:

Dr. Garten was selected to join our Board of Directors for her expertise in data science, artificial intelligence and machine learning, and converting data into actionable product and business strategy. She has applied this expertise across products and services with massive global user bases.

MICHELLE GASS President, Levi Strauss & Co.

AGE: 55 DIRECTOR SINCE: 2023	COMMITTEES:	None

CAREER HIGHLIGHTS:

●	President of Levi Strauss & Co. since January 2023.
●	Previously Chief Executive Officer of Kohl’s Corporation from May 2018 until December 2022 where she led the company’s effort to become a leading omnichannel retailer while acquiring and elevating notable national brand partnerships, including the long-term partnership with Sephora. Held positions of Chief Merchandising and Customer Officer and Chief Customer Officer at Kohl’s prior to becoming Chief Executive Officer.
●	Served in a variety of leadership roles at Starbucks Corporation across marketing, global strategy, and merchandising for more than 16 years, including President, Starbucks Europe, Middle East and Africa and Executive Vice President, Marketing and Category.
●	Served in product development and brand management roles at Procter and Gamble before joining Starbucks.
●	Serves on the Board of Directors of PepsiCo, Inc.

KEY QUALIFICATIONS:

Ms. Gass’ position as our President and her deep retail and omni-channel experience combined with her track record of building brands and meaningful innovation make her well suited to serve as a member of our Board of Directors.

2023 PROXY STATEMENT	17

CORPORATE GOVERNANCE

JENNY MING Retired; Former President and Chief Executive Officer, Charlotte Russe Inc.

AGE: 67 DIRECTOR SINCE: 2014	COMMITTEES:	Audit Committee, Nominating, Governance and Corporate Citizenship Committee

CAREER HIGHLIGHTS:

●	President and Chief Executive Officer of Charlotte Russe Inc., a fast-fashion specialty retailer of apparel and accessories catering to young women, from October 2009 to February 2019. In February 2019, Charlotte Russe Inc. filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code.
●	Was a member of Gap Inc.’s executive team that launched Old Navy, a $7 billion brand in Gap Inc.’s portfolio. Served as its first President from March 1999 to October 2006, where she oversaw all aspects of Old Navy and its 900 retail clothing stores in the United States and Canada.
●	Joined Gap Inc. in 1986, serving in various executive capacities at its San Francisco headquarters.
●	Serves on the Board of Directors of Affirm Holdings, Inc., Kendra Scott, LLC, Rothy’s, Inc. and Kaiser Hospital Health Plan. Former director of Poshmark, Inc.

KEY QUALIFICATIONS:

Ms. Ming was selected to join our Board of Directors due to her extensive operational and retail leadership experience in the apparel industry.

PATRICIA SALAS PINEDA Retired; Former Group Vice President, Hispanic Business Strategy, Toyota Motor North America, Inc.

AGE: 71 DIRECTOR SINCE: 1991	COMMITTEES:	Finance Committee, Nominating, Governance and Corporate Citizenship Committee

CAREER HIGHLIGHTS:

●	Retired in October 2016 as Group Vice President of Hispanic Business Strategy for Toyota Motor North America, Inc., an affiliate of one of the world’s largest automotive firms, a position she held since May 2013.
●	Served Toyota Motor North America as Group Vice President of National Philanthropy and the Toyota USA Foundation from 2004 to 2013.
●	Served Toyota Motor North America as General Counsel and Group Vice President of Administration from 2006 to 2008 and as Group Vice President of Corporate Communications and General Counsel from 2004 to 2006.
●	Prior to joining Toyota, served as Vice President of Legal, Human Resources and Government Relations, and Corporate Secretary of New United Motor Manufacturing, Inc. with which she had been associated since 1984.
●	Currently a director of Frontier Group Holdings, Inc., Omnicom Group Inc., Portland General Electric, Chairwoman Emeritus and a board member of the Latino Corporate Directors Association and a member of the board of trustees of Earthjustice.

KEY QUALIFICATIONS:

Ms. Pineda was selected as a member of our Board of Directors to bring her expertise in government relations and regulatory oversight, corporate governance and human resources matters. Her long tenure on our Board of Directors also provides valuable historical perspective.

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CORPORATE GOVERNANCE

JOSHUA E. PRIME Partner, Idea Generation and Research, Indaba Capital Management, L.P.

AGE: 45 DIRECTOR SINCE: 2019	COMMITTEES:	Audit Committee, Finance Committee

CAREER HIGHLIGHTS:

●	Partner, Idea Generation and Research, at Indaba Capital Management, L.P., where he has served since its founding in 2010.
●	Manager of retail strategy for the Americas Region of Levi Strauss & Co. from 2007 to 2009.
●	Served as an analyst in merger arbitrage, special situations and credit at Farallon Capital Management, L.L.C. from 1999 to 2005.

KEY QUALIFICATIONS:

Mr. Prime was selected to join our Board of Directors due to his broad professional experience, including with our company, and his extensive background with the company arising from his familial connection to our founder.

2023 PROXY STATEMENT	19

CORPORATE GOVERNANCE

DIRECTOR SKILLS AND QUALIFICATIONS

The table below summarizes the key qualifications, skills and attributes that our Board has determined are most relevant to service on our Board. A mark next to a qualification or skill indicates a specific area of focus or expertise on which the Board particularly relies. Not having a mark does not mean the director does not possess that qualification or skill. Our directors’ biographies describe each director’s background and relevant experience in more detail.

Consumer Brand and Marketing Strategy	●	●	●	●			●	●	●	●	●	●	●
Corporate Citizenship / Sustainability	●	●	●	●		●		●	●		●
Governance	●		●	●	●	●		●		●
Financial	●	●	●	●	●	●		●	●	●		●
Global	●	●	●	●	●			●		●	●
Omnichannel	●	●	●					●	●	●			●
Digital / Technology / Data Science / Cybersecurity	●	●					●	●					●
Apparel		●	●					●	●	●
Supply Chain / Logistics	●		●	●				●	●	●			●
Human Resources	●	●	●	●	●			●	●	●	●		●
Gender Diversity Individuals who self-identify as female		●					●	●		●	●
Racial Diversity Individuals who self-identify as Black, African American, Hispanic, Latinx, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native.										●	●		●

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CORPORATE GOVERNANCE

DIRECTOR NOMINATION PROCESS

IDENTIFICATION AND CONSIDERATION OF NEW NOMINEES

The Nominating, Governance and Corporate Citizenship Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating, Governance and Corporate Citizenship Committee also will consider factors such as whether a director nominee possesses relevant expertise upon which to be able to offer advice and guidance to management, has sufficient time to devote to the affairs of the company, demonstrates excellence in his or her field, has the ability to exercise sound business judgment and has the commitment to rigorously represent the long-term interests of the company’s shareholders. However, the Nominating, Governance and Corporate Citizenship Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of shareholders. In conducting this assessment, the Nominating, Governance and Corporate Citizenship Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of us and the Board, to maintain a balance of knowledge, experience and capability.

SHAREHOLDER NOMINATIONS

The Nominating, Governance and Corporate Citizenship Committee will consider director candidates recommended by shareholders. The Nominating, Governance and Corporate Citizenship Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a shareholder. Shareholders who wish to recommend individuals for consideration by the Nominating, Governance and Corporate Citizenship Committee to become nominees for election to our Board of Directors may do so by delivering a written recommendation to the Nominating, Governance and Corporate Citizenship Committee at 1155 Battery Street, San Francisco, CA 94111 in accordance with the procedures set forth in our bylaws. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

DIRECTOR INDEPENDENCE

As required by New York Stock Exchange (“NYSE”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. Our Board of Directors consults with counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of independent, including those set forth in applicable NYSE listing standards, as in effect from time to time. In addition, the charters of the committees of our Board of Directors prohibit members from having any relationship that would interfere with the exercise of their independence from management and our company. The fact that a director may own our capital stock is not, by itself, considered an interference with independence under these charters.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and our company, senior management and our independent auditors, our Board of Directors has affirmatively determined that all of our directors are independent, with the exception of Mr. Bergh and Ms. Gass, who serve as executive officers.

FAMILY RELATIONSHIPS

Each of Mr. Friedman and Mr. Prime, either directly or by marriage, is a descendant of the family of our founder, Levi Strauss.

COMMITTEE MEMBERSHIP AND STRUCTURE

Our Board of Directors has established four standing committees: an Audit Committee, a Finance Committee, a Compensation and Human Capital Committee, and a Nominating, Governance and Corporate Citizenship Committee, each of which has the composition and responsibilities described below. From time to time, our Board of Directors may establish other committees to facilitate the management of our business. Below is a description of each committee of our Board of Directors.

2023 PROXY STATEMENT	21

CORPORATE GOVERNANCE

AUDIT COMMITTEE

MEETINGS IN FISCAL YEAR 2022: 8

MEMBERS:

TROY M. ALSTEAD CHAIR
		Yael Garten	Christopher J. McCormick	Jenny Ming	Joshua E. Prime	Elliott Rodgers

PRIMARY RESPONSIBILITIES:

●	Provides assistance to our Board of Directors in its oversight of the integrity of our financial statements and ESG disclosures, financial reporting processes, internal controls systems and compliance with legal requirements.

●	Meets with our management regularly to discuss our critical accounting policies, internal controls and financial reporting process and our financial reports to the public.

●	Meets with our independent registered public accounting firm and with our financial personnel and internal auditors regarding these matters.

●	Examines the independence and performance of our internal auditors and our independent registered public accounting firm.

●	Has sole and direct authority to engage, appoint, evaluate and replace our independent auditor. Both our independent registered public accounting firm and our internal auditors regularly meet privately with, and have unrestricted access to, the Audit Committee.

Our Board of Directors has determined that each member of the Audit Committee satisfies the independence requirements for Audit Committee members under the listing standards of the NYSE and Rule 10A-3 of the Exchange Act and meets the financial literacy requirements under the rules and regulations of the NYSE and the U.S. Securities and Exchange Commission (“SEC”). Mr. Alstead has been determined to be an “audit committee financial expert” as defined by SEC rules.

The Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. This charter is available under the “Governance” tab of our website at investors.levistrauss.com.

FINANCE COMMITTEE

MEETINGS IN FISCAL 2022: 7

MEMBERS:

JILL BERAUD CHAIR
		Spencer C. Fleischer	Patricia Salas Pineda	Joshua E. Prime	Elliott Rodgers

PRIMARY RESPONSIBILITIES:

●	Provides assistance to our Board of Directors in its oversight of our financial condition and management, financing strategies and execution and relationships with shareholders, creditors and other members of the financial community.

●	Reviews and makes recommendations to the Board regarding dividends, share repurchases and other sources of shareholder liquidity.

●	Evaluates potential acquisition or investment opportunities.

●	Reviews capital returns from various aspects of operations.

The Finance Committee operates under a written charter, which is available under the “Governance” tab of our website at investors.levistrauss.com.

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COMPENSATION AND HUMAN CAPITAL COMMITTEE

MEETINGS IN FISCAL YEAR 2022: 5

MEMBERS:

SPENCER C. FLEISCHER CHAIR
		Troy M. Alstead	Jill Beraud	Robert A. Eckert	David A. Friedman

PRIMARY RESPONSIBILITIES:

●	Provides assistance to our Board of Directors in its oversight of our compensation, benefits and human resources programs and of senior management performance, composition and compensation.

●	Reviews our compensation objectives and performance against those objectives, reviews market conditions and practices and our strategy and processes for making compensation decisions and approves (or, in the case of our CEO, recommends to our Board of Directors) the annual and long-term compensation for our executive officers, including our long-term incentive compensation plans.

●	Reviews our succession planning process for all our senior executives, including our CEO.

●	Reviews with management our Compensation Discussion and Analysis and considers whether to recommend that it be included in our SEC filings.

●	Reviews our policies and strategies relating to culture, recruiting, retention, career development and progression, talent planning, and diversity and inclusion.

●	Reviews the compensation and benefits of our non-employee directors.

Our Board of Directors has determined that each member of the Compensation and Human Capital Committee is a non-employee member of our Board of Directors as defined in Rule 16b-3 under the Exchange Act and an outside director as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The composition of the Compensation and Human Capital Committee meets the requirements for independence under the current listing standards of the NYSE and current SEC rules and regulations.

The Compensation and Human Capital Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. Under this charter, the Compensation and Human Capital Committee may, in its discretion, delegate its duties to a subcommittee. This charter is available under the “Governance” tab of our website at investors.levistrauss.com.

The specific determinations of the Compensation and Human Capital Committee with respect to executive compensation for fiscal year 2022 are described in greater detail under “Compensation Discussion and Analysis.”

NOMINATING, GOVERNANCE AND CORPORATE CITIZENSHIP COMMITTEE

MEETINGS IN 2022: 5

MEMBERS:

ROBERT A. ECKERT CHAIR
		David A. Friedman	Yael Garten	Christopher J. McCormick	Jenny Ming	Patricia Salas Pineda

PRIMARY RESPONSIBILITIES:

●	Responsible for identifying qualified candidates for, and making recommendations regarding the size and composition of, our Board of Directors in light of, among other factors, directors’ skills, experience, independence and availability of service.

●	Responsible for overseeing our corporate governance matters, reporting and making recommendations to our Board of Directors concerning corporate governance matters, and reviewing the performance of the Chair of our Board of Directors and our CEO.

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CORPORATE GOVERNANCE

●	Oversees the annual self-evaluations of the Board and its committees and makes recommendations concerning the structure and membership of the other committees.

●	Assists our Board of Directors with oversight and review of corporate citizenship and sustainability matters which may have a significant impact on us.

●	Reviews the composition of our Board in light of directors’ skills, experience, diversity (including, among other things, race, age, gender, sexual orientation and areas of expertise), independence and availability of service, and recommends nominees for each annual election of directors and to fill any vacancies on our Board.

The composition of the Nominating, Governance and Corporate Citizenship Committee meets the requirements for independence under the current listing standards of the NYSE and current SEC rules and regulations.

The Nominating, Governance and Corporate Citizenship Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. This charter is available under the “Governance” tab of our website at investors.levistrauss.com.

MEETINGS OF OUR BOARD

Our Board of Directors met eight times during the last fiscal year. Each director attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

In accordance with our corporate governance guidelines and applicable NYSE listing standards, executive sessions of non-management directors are scheduled for every meeting of our Board of Directors and at such other times as our non-management directors see fit. All executive sessions of non-management directors are presided over by the Chair of our Board of Directors. In the absence of the Chair of our Board of Directors, the participating non-management directors will select a director to preside over an executive session.

BOARD RESPONSIBILITIES

KEY RESPONSIBILITIES OF THE BOARD

OVERSIGHT OF STRATEGY	OVERSIGHT OF RISK	SUCCESSION PLANNING

The Board provides unique insights into the strategic issues facing the company. The Board and its committees provide guidance and oversight to management with respect to our business strategy throughout the year. As part of its oversight of business strategy, the Board:

●  Reviews our annual and long-term strategic and financial plans;

●  Receives regular reports from the various business leads regarding our performance, risks facing the business and our competitive position;

●  Reviews and assesses our results and competitive position; and

●  Discusses external factors affecting the company.

As described below, the Board of Directors has ultimate responsibility for risk oversight under our risk management framework. The Board oversees policies and procedures for assessing and managing risk, while management is responsible for assessing and managing our exposures to risk on a day-to- day basis. The Board executes its duty both directly and through its committees, as outlined more fully below.

Our leadership team is an important element in our future success.

●  Our Chair leads the Board in CEO succession planning. As disclosed in November 2022, the Board appointed Michelle Gass as President and anticipates that she will be elevated to the role of Chief Executive Officer on or before July 2024.

●  Through its Compensation and Human Capital Committee, the Board also oversees succession planning for other leadership roles, including executive officers and key members of senior management.

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BOARD’S ROLE IN RISK MANAGEMENT

Management is responsible for the day-to-day management of the risks facing our company, while our Board of Directors—as a whole and through its committees—has responsibility for the oversight of risk management.

BOARD OVERSIGHT ● Responsible for the oversight of risk management as a whole and through its committees.

AUDIT COMMITTEE	COMPENSATION AND HUMAN CAPITAL COMMITTEE	FINANCE COMMITTEE	NOMINATING, GOVERNANCE AND CORPORATE CITIZENSHIP COMMITTEE

●  Reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, along with management, the senior auditing executive and the independent registered public accounting firm.

●  At each meeting, reviews the risks related to the company’s information technology use and protection, including but not limited to data governance, privacy, compliance, and cybersecurity.

●  Reviews the risks arising from our compensation policies and practices applicable to all employees and to evaluate policies and practices that could mitigate any such risk.

●  Consults with its compensation consultant, Semler Brossy, on such matters.

●  Reviews the development, implementation and effectiveness of policies and strategies relating to human capital, including those regarding culture, recruiting, retention, career development and progression, talent planning and diversity and inclusion.

●  Reviews the risks associated with our capital structure, financing needs, long-term financing strategy, banking relationships, credit rating agency relationships and compliance with credit agreement and bond indenture covenants.

● Reviews the risks associated with our corporate citizenship and sustainability initiatives, and reviews with management our corporate governance policies.

MANAGEMENT OVERSIGHT

●  Responsible for the day-to-day management of the risks facing our company.

●  Engages our Board of Directors in discussions concerning risk periodically and, as needed, and addresses the topic as part of the annual planning discussions where our Board of Directors and management review key risks to our plans and strategies and the mitigation plans for those risks.

2023 PROXY STATEMENT	25

CORPORATE GOVERNANCE

SPEAKING UP

During our 170 years of business, we have built a platform to drive meaningful social change and environmental action. Over the years we have taken stands on issues such as gun violence prevention, equitable access to the polls, the rights of LGBTQ+ people, and many other issues that are important to our business, our customers and the communities we serve. The Levi Strauss Foundation and the company underpin these efforts with grantmaking support to organizations working for lasting changes on these and other important issues.

We review with the Nominating, Governance and Corporate Citizenship Committee the issues on which we are contemplating taking a stand and with the full Board of Directors where appropriate. In determining which issues to support, we seek issues that directly affect our business and our people and discuss the business, and sometimes moral, case for taking action. We also take into consideration and discuss with the Nominating, Governance and Corporate Citizenship Committee and, as appropriate, the Board, among other things, the potential impact on our business, customers, employees and communities in which we do business, risks related to taking a stand, measures to address and mitigate such risks, and how best to communicate our stance on such issues.

We intend to continue advocating for social change and encouraging others to do the same wherever we see opportunities to contribute to a more just, safe and inclusive society.

WORLDWIDE CODE OF BUSINESS CONDUCT

We have adopted a Worldwide Code of Business Conduct, applicable to all of our directors and employees (including our CEO, President, Chief Financial Officer, Controller and other senior financial employees). The Worldwide Code of Business Conduct covers a number of topics, including: accounting practices and financial communications; conflicts of interest; confidentiality; corporate opportunities; insider trading; and compliance with laws. The Worldwide Code of Business Conduct is available under the “Governance” tab of our website at investors.levistrauss.com. If we grant a waiver of the Worldwide Code of Business Conduct to one of our officers, we will disclose this waiver on our website.

SHAREHOLDER ENGAGEMENT

The Board and the Nominating, Governance and Corporate Citizenship Committee oversee the company’s shareholder engagement practices. We engage with shareholders on issues related to corporate governance, executive compensation and composition, sustainability, company performance, and other areas of focus for shareholders. Our engagement with shareholders helps us better understand our shareholders’ priorities and perspectives. We take insights from this feedback into consideration and share them with our Board as we review and evolve our practices and disclosures. In early 2023, our Chair and members of management met with holders of approximately 20% of our outstanding Class A common stock.

SHAREHOLDER COMMUNICATIONS WITH OUR BOARD

Over the years, our Board of Directors and management have had a rich dialogue with shareholders about important issues, and we have in place an effective process that has ensured that various shareholder inputs are heard by our Board of Directors and management.

Our Board of Directors has adopted a formal process by which shareholders may communicate with our Board of Directors or any of its members. Shareholders who wish to communicate with our Board of Directors may do so by sending written communications addressed to Levi Strauss & Co., Attn: Corporate Secretary, 1155 Battery Street, San Francisco, CA 94111. All communications will be compiled by the Corporate Secretary and submitted to our Board of Directors or the individual directors on a periodic basis.

Any interested person may communicate directly with our non-management or independent directors as a group. Persons interested in communicating directly with our non-management or independent directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the independent or non-management directors generally, in care of Levi Strauss & Co. at 1155 Battery Street, San Francisco, CA 94111. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the relevant committee chair.

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RELATED PARTY TRANSACTION POLICY

We have a written policy concerning the review and approval of related party transactions. Potential related party transactions are identified through an internal review process that includes a review of director and officer questionnaires and a review of any payments made in connection with transactions in which related persons may have had a direct or indirect material interest. Any business transactions or commercial relationships between us and any of our directors or shareholders, or any of their immediate family members, are reviewed by the Nominating, Governance and Corporate Citizenship Committee and must be approved by at least a majority of the disinterested members of our Board of Directors. Business transactions or commercial relationships between us and our named executive officers (“NEOs”) who are not directors, or any of their immediate family members, requires approval from our CEO with reporting to the Audit Committee. Our NEOs are disclosed under “Compensation Discussion and Analysis.”

RELATED PARTY TRANSACTIONS

During fiscal year 2022, there have been no transactions to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our then directors, executive officers or holders of more than 5% of Class A and Class B common stock on a combined basis at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest, other than as noted below.

REGISTRATION RIGHTS AGREEMENT

In connection with our initial public offering in 2019, we entered into a registration rights agreement with certain holders of our capital stock, including Mr. Friedman, Mr. Prime, Mimi L. Haas, Peter E. Haas, Jr., Margaret E. Haas, Robert D. Haas, the Peter E. Haas Jr. Family Fund, Bradley J. Haas, Daniel S. Haas and Jennifer C. Haas. Pursuant to the registration rights agreement, holders of more than 90% of our Class B common stock have certain contractual rights with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the shares of Class A common stock issuable upon conversion of their Class B common stock (“registrable securities”).

●	Piggyback Registration Rights. If we register any of our securities for public sale, the holders of any then-outstanding registrable securities will be entitled to notice of, and will have the right to include their registrable securities in, such registration. These piggyback registration rights will be subject to specified conditions and limitations, including the right of the underwriters of any underwritten offering to limit the number of registrable securities to be included in such offering (but in no case below 50% of the total number of securities included in such offering).

●	Registration on Form S-3. If we are eligible to file a registration statement on Form S-3, the holders of any then-outstanding registrable securities will have the right to demand that we file registration statements on Form S-3. This right to have registrable securities registered on Form S-3 will be subject to specified conditions and limitations.

●	Expenses of Registration. Subject to specified conditions and limitations, we will pay all expenses relating to any registration made pursuant to the registration rights agreement, other than underwriting discounts and commissions.

●	Termination of Registration Rights. The registration rights of any particular holder of registrable securities will not be available when such holder is able to sell all of his, her or its registrable securities during a 90-day period pursuant to Rule 144 or other similar exemption from registration under the Securities Act.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements, as well as our certificate of incorporation and bylaws, require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

OTHER RELATIONSHIPS

Mr. Bergh, our President and CEO, is a member of the Board of Directors of the Levi Strauss Foundation, which is not one of our consolidated entities. Mr. Seth R. Jaffe, our Executive Vice President and Chief Legal Officer, is Vice President and member of the Board of Directors of the Levi Strauss Foundation. We donated $12.8 million to the Levi Strauss Foundation in fiscal year 2022.

2023 PROXY STATEMENT	27

CORPORATE GOVERNANCE

NON-EMPLOYEE DIRECTOR COMPENSATION DURING FISCAL YEAR 2022

We provide compensation to our non-employee directors for the time and effort necessary to serve as a member of our Board of Directors. In addition, our non-employee directors are entitled to reimbursement of direct expenses incurred in connection with attending meetings of our Board of Directors or committees thereof.

Compensation for members of our Board of Directors is reviewed by the Compensation and Human Capital Committee and approved by our Board of Directors. The Compensation and Human Capital Committee consults regularly with its compensation consultant, Semler Brossy, which informs it of market trends and conditions, comments on market data relative to the non-employee directors’ current compensation, and provides perspective on other companies’ non-employee director compensation practices.

In fiscal year 2022, director compensation consisted of an annual retainer paid in cash and equity compensation in the form of RSUs. The Chair of our Board of Directors also received additional cash and equity retainers and chairs of the committees of our Board of Directors received additional cash retainers, as described below.

ANNUAL CASH RETAINER

In fiscal year 2022, each non-employee director received compensation consisting of an annual cash retainer fee and was eligible to participate in the provisions of our Deferred Compensation Plan that apply to directors. In fiscal year 2022, Spencer C. Fleischer participated in our Deferred Compensation Plan.

The annual retainer for our non-employee directors is at the rate of $100,000 per fiscal year.

EQUITY COMPENSATION

In fiscal year 2022, each non-employee director also received an annual equity award in the form of restricted stock units (“RSUs”) which are granted under our 2019 Equity Incentive Plan (the “2019 EIP”). The annual equity award value in the form of RSUs granted under our 2019 EIP was $155,000. Our non-employee directors have target stock ownership guidelines of five times their annual retainer, or $500,000, of equity ownership within five years of joining the Board of Directors.

The RSUs are generally granted to continuing directors at the close of business on the date of each annual meeting of the company’s shareholders and vest in full upon the earlier of (i) the day before the next annual meeting of shareholders or (ii) the one-year anniversary of the date of grant. In addition, each director’s initial RSU grant includes a deferral delivery feature, under which the director will not receive the vested awards until six months following the cessation of service on our Board of Directors.

Under the terms of our 2016 Equity Incentive Plan (the “2016 EIP”) and 2019 EIP, recipients of RSUs receive additional grants as a dividend equivalent when our Board of Directors declares a dividend to all shareholders. Dividend equivalents are subject to all the terms and conditions, including vesting, of the underlying RSU Award Agreement to which they relate.

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COMPENSATION OF COMMITTEE CHAIRS AND BOARD CHAIR

In addition to the compensation described above, chairs of the committees of our Board of Directors receive an additional retainer fee in the amount of $25,000 for the Audit Committee, $20,000 for the Compensation and Human Capital Committee, and $15,000 for each of the Finance Committee and the Nominating, Governance and Corporate Citizenship Committee. The retainer for the Audit Committee chair was increased from $20,000 to $25,000 in the second quarter of fiscal year 2022.

For fiscal year 2022, Mr. Eckert was the Chair of our Board of Directors and Chair of our Nominating, Governance and Corporate Citizenship Committee. The Chair of our Board of Directors is entitled to receive an additional annual retainer in the amount of $200,000, 50% of which is paid in cash and 50% of which is paid in the form of RSUs. The Chair of our Board of Directors may also receive the additional retainers earned by chairs of the committees of our Board of Directors, if applicable. Mr. Eckert earned an additional retainer for his role as Chair of our Nominating, Governance and Corporate Citizenship Committee.

In determining the Chair’s compensation, our Board of Directors reviewed compensation data and market trends as advised by, its compensation consultant, Semler Brossy. The Board of Directors also took into account the Chair’s additional role and responsibilities in interacting with our family shareholders over time.

TYPE OF COMPENSATION	AMOUNT ($)
Annual Cash Retainer	100,000
Additional Annual Cash Retainer for Board Chair	100,000
Additional Annual Cash Retainer for Committee Chairs
Audit	25,000
Compensation and Human Capital	20,000
Finance	15,000
Nominating, Governance and Corporate Citizenship	15,000
Annual Equity Award	155,000
Additional Annual Equity Award for Board Chair	100,000

2023 PROXY STATEMENT	29

CORPORATE GOVERNANCE

BOARD COMPENSATION TABLE

The following table sets forth information regarding the compensation earned for service on our Board of Directors during fiscal year 2022 by our non-employee directors. Mr. Bergh, our President and CEO, did not receive any additional compensation for his service on our Board of Directors during fiscal year 2022. His compensation as a NEO is set forth in the “Summary Compensation Table.” Ms. Gass joined our Board of Directors in fiscal year 2023 and will not receive any compensation for her service on our Board of Directors.

NAME	FEES EARNED OR PAID IN CASH	STOCK AWARDS(1)	ALL OTHER COMPENSATION(2)	TOTAL
Troy M. Alstead(3)	123,750	154,990	10,429	289,169
Jill Beraud	115,000	154,990	8,227	278,217
Robert A. Eckert(4)	215,000	254,984	26,965	496,949
Spencer Fleischer(5)	120,000	154,990	15,582	290,572
David A. Friedman(6)	100,000	154,990	17,696	272,686
Yael Garten	100,000	154,990	8,108	263,098
Christopher J. McCormick	100,000	154,990	16,761	271,751
Jenny Ming	100,000	154,990	18,990	273,980
Patricia Salas Pineda	100,000	154,990	19,132	274,122
Joshua E. Prime(7)	100,000	154,990	16,895	271,885
Elliott Rodgers	100,000	154,990	6,882	261,872
(1)	These amounts reflect the aggregate grant date fair value of RSUs granted under the 2019 EIP in fiscal year 2022 computed in accordance with FASB ASC 718. See the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2022 for the relevant assumptions used to determine these awards. The following table shows as of November 27, 2022, the aggregate number of outstanding RSUs held by each person who was a director in fiscal year 2022, which number includes any RSUs that were vested but deferred and RSUs that were not vested as of such date:

NAME	AGGREGATE OUTSTANDING RSUs
Troy M. Alstead	54,851
Jill Beraud	25,270
Robert A. Eckert	86,354
Spencer Fleischer	37,144
David A. Friedman	21,308
Yael Garten	15,713
Christopher J. McCormick	46,079
Jenny Ming	70,214
Patricia Salas Pineda	67,474
Joshua E. Prime	19,593
Elliott Rodgers	12,555
(2)	This column includes the aggregate grant date fair value of dividend equivalents provided to each director in fiscal year 2022 in the following amounts:

NAME	FAIR VALUE OF DIVIDEND EQUIVALENT RSUs GRANTED
Troy M. Alstead	10,429
Jill Beraud	8,227
Robert A. Eckert	19,465
Spencer Fleischer	10,582
David A. Friedman	10,196
Yael Garten	8,108
Christopher J. McCormick	16,761
Jenny Ming	18,990
Patricia Salas Pineda	19,132
Joshua E. Prime	9,395
Elliott Rodgers	6,882
(3)	Mr. Alstead’s amount in the “Fees Earned or Paid in Cash” column includes an increase in the retainer paid to our Audit Committee Chair, effective as of the second quarter of fiscal year 2022.
(4)	Mr. Eckert’s amount in the “All Other Compensation” column includes charitable matches of $7,500.
(5)	Mr. Fleischer’s amount in the “All Other Compensation” column includes charitable matches of $5,000.
(6)	Mr. Friedman’s amount in the “All Other Compensation” column includes charitable matches of $7,500.
(7)	Mr. Prime’s amount in the “All Other Compensation” column includes charitable matches of $7,500.

30	LEVI STRAUSS & CO.

EXECUTIVE OFFICERS

The following is a brief biography of each of our executive officers as of January 25, 2023, the date we filed our Annual Report on Form 10-K for the fiscal year ending November 27, 2022, except for Mr. Bergh and Ms. Gass, whose biographies are set forth under “Continuing Board of Directors” above.

NAME	AGE	POSITION
Charles (“Chip”) V. Bergh	65	President, Chief Executive Officer and Director
Seth M. Ellison*	64	Executive Vice President and Chief Commercial Officer
Michelle Gass	55	President and Director
Seth R. Jaffe	65	Executive Vice President and Chief Legal Officer
Elizabeth O’Neill	51	Executive Vice President and Chief Operations Officer
Harmit Singh	59	Executive Vice President and Chief Financial and Growth Officer
*	Seth Ellison left the company effective March 1, 2023.

SETH M. ELLISON
Executive Vice President and Chief Commercial Officer

Seth M. Ellison served as our Executive Vice President and Chief Commercial Officer through the end of calendar year 2022. Mr. Ellison assisted with special projects from January 2023 until he left the company effective March 1, 2023. During his time as Chief Commercial Officer, Mr. Ellison was responsible for the company’s global commercial strategy and operations across all channels and markets around the world. In addition to this role, he was the President of Levi Strauss Europe and was a member of the company’s executive leadership team. Mr. Ellison joined the company in September 2012 to serve as President of the Dockers® brand.

SETH R. JAFFE
Executive Vice President and Chief Legal Officer

Seth R. Jaffe currently serves as our Executive Vice President and Chief Legal Officer. Mr. Jaffe leads the global legal department in its support of businesses operating in over 110 countries. He is responsible for all aspects of legal, ethics and compliance, global security and resilience, including enterprise risk management, and governance matters. Mr. Jaffe acts as counselor to the board of directors and executive leadership. He is a member of the company’s executive leadership team. Mr. Jaffe also oversees the Levi Strauss Foundation, whose mission is to bring pioneering social change. Prior to joining Levi Strauss & Co. in 2011, Mr. Jaffe served as Senior Vice President and General Counsel of specialty retailer Williams-Sonoma, Inc. Before that, he was Chief Administrative Officer and General Counsel of CareThere Inc., leading a broad range of business and legal areas for a healthcare technology company backed by Johnson & Johnson.

2023 PROXY STATEMENT	31

EXECUTIVE OFFICERS

ELIZABETH O’NEILL
Executive Vice President and Chief Operations Officer

Liz O’Neill currently serves as our Executive Vice President and Chief Operations Officer. Ms. O’Neill is responsible for all supply chain operations which consists of sourcing, end-to-end planning, distribution, logistics and sustainability. Ms. O’Neill also leads companywide innovation managing our internal start-up capabilities and offsite design lab while simultaneously working closely with our vendor partners to execute our latest product creations. Ms. O’Neill is a member of the company’s executive leadership team. Prior to joining Levi Strauss & Co., Ms. O’Neill was at Gap Inc., in leadership roles in both Gap brand and Old Navy, overseeing sourcing and production management for Gap’s global brands from 2001 to 2013. Ms. O’Neill previously spent several years at The Walt Disney Co. in Los Angeles and Abercrombie and Fitch in Ohio, holding positions in both merchandising and product management.

HARMIT SINGH
Executive Vice President and Chief Financial and Growth Officer

Harmit Singh currently serves as our Executive Vice President and Chief Financial and Growth Officer. Mr. Singh previously held the role of Executive Vice President and Chief Financial Officer from January 2013 until January 2023. He is responsible for managing our finance, information technology, strategic sourcing, corporate strategy and global retail real estate, as well as global business services functions. Previously, Mr. Singh was Executive Vice President and Chief Financial Officer of Hyatt Hotels Corporation from August 2008 to December 2012. Prior to that, he spent 14 years at Yum! Brands, Inc. in a variety of global leadership roles including Senior Vice President and Chief Financial Officer of Yum Restaurants International from 2005 to 2008. Before joining Yum!, Mr. Singh worked in various financial capacities for American Express India & Area Countries. Mr. Singh served as a member of the board of directors and was the Audit Committee chair of Buffalo Wild Wings Inc., the owner, operator and franchisor of Buffalo Wild Wings restaurants, from October 2016 to February 2018 when the company was sold. Mr. Singh also served on the board of directors and the Audit Committee of OpenText Corporation from September 2018 until September 2022.

32	LEVI STRAUSS & CO.

EXECUTIVE COMPENSATION

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, shareholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as set forth in this proxy statement.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation discussion and analysis, the compensation tables and the related narrative disclosure in the Executive Compensation section of this proxy statement. As discussed in those disclosures, our compensation policies and programs are designed to support the achievement of our strategic business plans by attracting, motivating and retaining exceptional talent. Our ability to compete effectively in the marketplace depends on the knowledge, capabilities and integrity of our leaders. Our compensation programs help create a high-performance, outcome-driven and principled culture by holding leaders accountable for delivering results, developing our employees and exemplifying our core values. We believe our compensation policies and programs for leaders and employees are appropriately balanced, reinforcing short-term and long-term results, and as such would not drive behavior that would have an adverse effect on our business.

Accordingly, our Board is asking shareholders to indicate their support for the compensation of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the company’s named executive officers as disclosed in the company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Executive Compensation Tables and accompanying narrative disclosure.”

Because this vote is advisory, it is not binding on us or our Board. Nevertheless, the views expressed by shareholders, whether through this vote or otherwise, are important to management and our Board and, accordingly, our Board and the Compensation and Human Capital Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the voting power of the shares present at the meeting or represented by proxy and entitled to vote on the matter at the annual meeting.

Our Board of Directors unanimously recommends a vote “FOR” this proposal.

2023 PROXY STATEMENT	33

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation program, the compensation decisions we have made under our program for fiscal year 2022, and the reasoning underlying those decisions. It focuses on the compensation of our named executive officers (“NEOs”), who in fiscal year 2022 were:

●	Charles (“Chip”) V. Bergh, President and Chief Executive Officer (“CEO”)

●	Harmit Singh, Executive Vice President and Chief Financial and Growth Officer (“CFO”)*

●	Seth Ellison, Executive Vice President and Chief Commercial Officer**

●	Seth Jaffe, Executive Vice President and Chief Legal Officer

●	Elizabeth O’Neill, Executive Vice President and Chief Operations Officer

*	Mr. Singh’s title changed to Executive Vice President and Chief Financial and Growth Officer effective January 2023.
**	Mr. Ellison left the company effective March 1, 2023.

CEO SUCCESSION PLANNING

On November 8, 2022, the company announced the appointment of Michelle Gass as the company’s President, effective January 2, 2023. The company anticipates that Ms. Gass will be elevated to the role of Chief Executive Officer on or before July 2024. Details of her compensation can be found in her employment agreement filed as Exhibit 10.44 to the company’s Annual Report on Form 10-K for the fiscal year ended November 27, 2022.

EXECUTIVE SUMMARY

COMPENSATION PHILOSOPHY AND OBJECTIVES

Our executive compensation policies and programs are designed to drive shareholder value creation by motivating, retaining and attracting exceptional talent in pursuit of the company’s strategic goals. The continued strength of our company and our brands depends on the knowledge, capabilities, innovation, execution and integrity of our leaders.

Our compensation programs help create a high-performance, outcome-driven and principled culture by holding leaders accountable for delivering results, developing our employees and exemplifying our core values. In addition, we believe that our compensation policies and programs for leaders and employees are appropriately balanced, reinforcing both short-term and long-term results, and as such do not incentivize behavior that would have a material adverse effect on the company.

The Compensation and Human Capital Committee is responsible for overseeing our executive compensation practices. Each year, the Compensation and Human Capital Committee conducts a review of our compensation and benefits programs to assess whether the programs are aligned with our business strategies, the competitive practices of our peer companies and our shareholders’ interests.

34	LEVI STRAUSS & CO.

EXECUTIVE COMPENSATION

Our executive compensation philosophy, which applies to all members of our executive leadership team, has three key objectives:

Attract, motivate, and retain high performing talent in an extremely competitive marketplace

Our ability to achieve our strategic business plans and compete effectively in the marketplace is highly dependent on the quality, diversity, focus and engagement of our leaders and employees.

Deliver competitive compensation for achievement of annual and long-term results A high proportion of our executive compensation is based on the achievement of annual and long-term performance.

Align the interests of our executives with those of our shareholders, with a majority of executive compensation “at risk”

Our incentive programs are designed to reward executives for enhancing shareholder value, both outright and in comparison to peer companies. These programs align certain elements of compensation with the achievement of corporate growth objectives (including defined financial targets and increases in shareholder value) as well as business unit, functional and individual impact.

The following section describes how our executive compensation programs are structured to achieve those objectives.

EXECUTIVE COMPENSATION PROGRAM OVERVIEW

MIX OF COMPENSATION

We structure our compensation so that approximately 90% of our CEO’s total compensation and over 70% of our other NEOs’ total compensation is linked to company performance, including net revenues, earnings, share price and total shareholder return, and other key financial results. For fiscal year 2022, our NEOs’ total compensation consisted of the following:

2023 PROXY STATEMENT	35

EXECUTIVE COMPENSATION

KEY ELEMENTS OF COMPENSATION

Below we have provided a brief description of the key executive compensation elements used in our programs. A more comprehensive explanation, including detail for each element of our NEOs’ fiscal year 2022 total compensation, is provided in “2022 Executive Compensation Structure and Decisions” below.

COMPONENT	DESCRIPTION
Base Salary	Base Salary comprises the smallest component of our executive compensation.
Annual Incentive Program (“AIP”)	AIP is tied to fiscal year company achievement of our financial and strategic objectives.
50% of AIP payout is based on company financial performance – primarily earnings and net revenue.
50% of AIP payout is based on Individual objectives that may be either financial or non-financial and support our overall business strategy, culture, or competitive differentiation.
Long-term Incentives (“LTI”)	LTI comprise the majority of our executive compensation. Our LTI mix is heavily weighted toward performance-based vehicles.
25% of LTI is delivered in Stock Appreciation Rights (“SARs”) that only obtain value to the extent that the share price increases above the price at which they were granted.
50% of LTI is delivered in Performance-Vested Restricted Stock Units (“PRSUs”) that only vest if the company meets certain performance criteria. These can include strategic financial metrics tied to our long-term business plan as well as relative total shareholder return performance compared to our retail peer group.
25% of LTI is delivered in Restricted Stock Units (“RSUs”) for which the value received by the executive is based on our stock price at the time they vest.

COMPENSATION BEST PRACTICES

PRACTICES WE ENGAGE IN	PRACTICES WE DO NOT ENGAGE IN

Align pay with shareholder interests	Hedging shares
Performance goals align with long-term value	Pledging shares
Stock ownership guidelines	Repricing stock options
Clawback policy	Granting discount stock options
Independent compensation consultant	Excessive benefits
Annual review of compensation program and practices	Dividends or dividend equivalents on unearned performance shares/units
Use of peer groups	Golden parachute tax gross-ups
No excessive risk
Annual say on pay vote

36	LEVI STRAUSS & CO.

EXECUTIVE COMPENSATION

2022 SAY ON PAY RESULTS

At the 2022 Annual Meeting, over 99% of the votes cast were in favor of the advisory proposal.	We held a shareholder advisory vote on executive compensation in 2022, commonly referred to as a “say-on-pay vote,” which resulted in shareholder approval by over 99% of the votes cast on the advisory proposal. We take the views of our shareholders seriously and view this vote result as an indication that the principles of our executive compensation program are strongly supported by our shareholders.

Additionally, in 2019 our shareholders indicated their approval of the Board’s recommendation that we solicit a say-on-pay vote on an annual basis. Our Board has adopted a policy that is consistent with that preference and, accordingly, we are holding a say-on-pay vote at this annual meeting. A “say-on-frequency” vote is required every six years, and as such, our next say-on-frequency vote will be in 2025.

SETTING COMPENSATION

COMPETITIVE BENCHMARKING

The Compensation and Human Capital Committee establishes the elements of compensation for our executives after an extensive review of compensation market data from the peer group described below. The Compensation and Human Capital Committee reviews each element of compensation independently and in the aggregate to determine the right mix of elements, and associated amounts, for each executive that it believes best helps us further our goals of motivating and retaining our executives, achieving our strategic business plans, and enhancing total shareholder return.

A consistent approach is used across the executive leadership team when establishing each compensation element. However, the Compensation and Human Capital Committee (and the Board with respect to the CEO) maintains flexibility to exercise its independent judgment in how it applies the standard approach to each executive, taking into account unique considerations existing at an executive’s time of hire, promotion or annual performance review, and the current and future estimated value of previously granted long-term incentive awards, both performance and time-vested.

COMPETITIVE PEER GROUP

In determining the design and the amount of each element of compensation, the Compensation and Human Capital Committee, with the assistance of its compensation consultant, conducts a thorough annual review of competitive market information. The Compensation and Human Capital Committee reviews data from major published surveys and proxy information of peer companies in the consumer products, apparel and retail industry segments.

The peer group consists of companies with comparable characteristics to us, including financial metrics like revenue and market capitalization, and includes companies that we compete with for talent. As part of this review in fiscal year 2022, the Compensation and Human Capital Committee decided to add Urban Outfitters, Inc. and Victoria’s Secret & Co. (previously split from L Brands) due to its industry fit, similar size and scale and strong peer overlap. The Compensation and Human Capital Committee also decided to remove Bath & Body Works, Inc. (previously split from L Brands) and G-III Apparel Group, Inc. due to a poor business fit and smaller size. The peer group used in establishing our executives’ fiscal year 2022 compensation packages is presented below.

COMPANY NAME
Abercrombie & Fitch Co.*	Deckers Outdoor Corporation	Mattel, Inc.	Urban Outfitters, Inc.*
American Eagle Outfitters, Inc.*	Foot Locker, Inc.	NIKE, Inc.*	VF Corporation*
Burberry Group Plc	The Gap, Inc.*	Nordstrom, Inc.	Williams-Sonoma, Inc.
Capri Holdings Limited*	Guess? Inc.*	PVH Corp.*	Victoria’s Secret & Co.
Carter’s, Inc.*	Hanesbrands Inc.*	Ralph Lauren Corporation*
The Clorox Company	Kontoor Brands, Inc.	Tapestry, Inc.*
Columbia Sportswear Company*	Lululemon Athletica, Inc.*	Under Armour, Inc.*

2023 PROXY STATEMENT	37

EXECUTIVE COMPENSATION

In addition to the companies noted with an asterisk (*) in the table above, the following companies are part of an expanded peer group for purposes of measuring total shareholder return for the performance-based restricted stock units granted in fiscal year 2022 that are further described in the “Performance-based RSUs” section below. The Compensation and Human Capital Committee determined that these companies are most appropriate for determining relative total shareholder return because they represent an array of competitors with global operations, similar to the company.

COMPANY NAME
Adidas AG	Fast Retailing	Hugo Boss AG
The Buckle, Inc.	Fossil Group Inc.	Inditex
Esprit Holdings Limited	G-III Apparel Group, Inc.	Oxford Industries Inc.
Express Inc.	Hennes & Mauritz	Wolverine World Wide, Inc.

ESTABLISHING COMPENSATION LEVELS

Establishing Compensation for Executives Other Than The CEO

ASSESS AND REVIEW	RECOMMEND	EVALUATE AND APPROVE

●   While the Compensation and Human Capital Committee uses peer group market data percentiles as reference points in setting executive compensation, the Compensation and Human Capital Committee does not target specific benchmark percentiles for any element of compensation or total direct compensation for the executive officers.

●   Instead, the Compensation and Human Capital Committee uses a number of factors in determining compensation for our executives in a manner that it believes best helps us further our goals of motivating and retaining our executives, achieving our strategic business plans, and enhancing total shareholder return.

●   The factors considered in establishing compensation for our executives include, among others, our financial performance, the individual’s performance in the prior year, the scope of each individual’s responsibilities, internal and external pay equity, the guidelines used for setting annual cash, long-term and total compensation for the executives, succession planning strategies, and data regarding pay practices and trends.

● The CEO conducts an annual performance review of each executive and makes recommendations to the Compensation and Human Capital Committee about the structure of the executive compensation program.

●   The Compensation and Human Capital Committee carefully considers the CEO’s recommendations.

●   The Compensation and Human Capital Committee also consults with its compensation consultant, Semler Brossy, an independent board advisory firm, which informs the Compensation and Human Capital Committee of market trends and conditions, comments on market data relative to each executive’s current compensation, and provides perspective on other company executive compensation practices.

●   The Compensation and Human Capital Committee has analyzed whether the work of the consulting firm raises any conflict of interest. Based on its analysis, the Compensation and Human Capital Committee determined that the work of the consulting firm does not create any conflict of interest pursuant to SEC rules and stock exchange listing standards.

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EXECUTIVE COMPENSATION

Establishing The CEO Compensation Package

ASSESS AND REVIEW	RECOMMEND	EVALUATE AND APPROVE

●   Annually, the Board’s Nominating, Governance and Corporate Citizenship Committee assesses the CEO’s performance and submits its performance assessment to the Compensation and Human Capital Committee.

●   The Compensation and Human Capital Committee then reviews the performance assessment and peer group compensation data.

	● Based on all of these inputs, the company’s performance, and the guidelines used for setting annual cash, long-term and total compensation for the other executives, the Compensation and Human Capital Committee prepares a recommendation to the full Board on all aspects of the CEO’s compensation.	● The full Board then considers the Compensation and Human Capital Committee’s recommendation and approves the final compensation package for the CEO. The CEO is not present during discussions regarding his compensation package and does not vote on matters relating to his compensation package.

2022 PERFORMANCE-BASED COMPENSATION GOALS VS. ACHIEVEMENT

(dollars in millions)

Adjusted EBIT, Net Revenues, and Cash Conversion Cycle amounts are calculated using the foreign exchange rates used in our annual 2022 financial plan at the time the Compensation and Human Capital Committee set the targets.

ELEMENTS OF COMPENSATION

The primary elements of compensation for our executives including our NEOs are:

●	Base Salary;

●	Awards under our Annual Incentive Plan (“AIP”); and

●	Long-Term Incentive (“LTI”) Awards.

2023 PROXY STATEMENT	39

EXECUTIVE COMPENSATION

BASE SALARY

In its review of the base salary for each executive, the Compensation and Human Capital Committee primarily focuses on market data for individuals in similar roles with comparable experience to ensure that the fixed component of compensation is competitive in the marketplace, but the Compensation and Human Capital Committee does not benchmark to a specific percentile within that data. The Compensation and Human Capital Committee also takes into account the relative compensation within the executive group when setting base salaries. For fiscal year 2022, the Compensation and Human Capital Committee approved an increase for the executive team that is approximately the average 3% salary increase budgeted for all U.S. employees.

The table below summarizes base salaries during fiscal years 2022 and 2021 for our NEOs.

NAME	BASE SALARY AS OF NOVEMBER 27, 2022	BASE SALARY AS OF NOVEMBER 28, 2021
Charles (“Chip”) V. Bergh(1)	$1,525,000	$ 1,525,000
Harmit Singh	960,000	925,000
Seth Ellison	935,000	900,000
Elizabeth O’Neill	775,000	745,000
Seth Jaffe(2)	690,000

(1)	Mr. Bergh’s salary was increased to $1,545,000 effective December 2022 to compensate for the elimination of his car allowance.
(2)	Mr. Jaffe was not a NEO in fiscal year 2021.

ANNUAL INCENTIVE PLAN

Our AIP provides our executives and other eligible employees an opportunity to share in any success that they help create by aligning annual incentive compensation with annual performance. The AIP encourages the achievement of our internal annual business goals and rewards attainment of those goals based on company, operating segment and individual performance as measured against those annual objectives. The alignment of the AIP with our internal annual business goals is intended to motivate all participants to achieve and exceed our annual performance objectives. Actual AIP bonus payments were based on the following two components: Financial Performance and Individual Performance.

COMPONENTS	AIP OPPORTUNITY	PERFORMANCE MEASURES
Financial	For All NEOs	COMPANY FINANCIAL PERFORMANCE
Performance	50% based on the financial performance of the company as a whole
Individual	For all NEOs
Performance	50% based on individual objectives

The table below describes the target AIP participation rate and potential AIP payout range for each NEO.

NAME	2022 TARGET AIP PARTICIPATION RATE AS A PERCENTAGE OF BASE SALARY	POTENTIAL AIP PAYOUT RANGE AS A PERCENTAGE OF BASE SALARY
Charles (“Chip”) V. Bergh	175%	0-350%
Harmit Singh	100%	0-200%
Seth Ellison	100%	0-200%
Elizabeth O’Neill	80%	0-160%
Seth Jaffe	70%	0-140%

AIP FINANCIAL PERFORMANCE MEASURES

Our priorities for fiscal year 2022 were to drive business growth and create shareholder value. Our 2022 AIP funding goals were aligned with these key priorities through the use of three performance measures:

●	Adjusted EBIT, a non-GAAP financial measure, is defined as net income (loss) excluding income tax expense (benefit), interest expense, other (income) expense, net, loss on early extinguishment of debt, impact of changes in fair value on cash-settled stock-based compensation, COVID-19 related inventory costs and other charges, acquisition and integration related charges, and restructuring and related charges, severance and other, net;

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EXECUTIVE COMPENSATION

●	Net Revenues, is defined as gross product sales, net of allowance for estimated returns, discounts and retailer promotions and other similar incentives, plus licensing revenue; and

●	Cash Conversion Cycle, is defined as the sum of receivable days and inventory days minus payable days.

We used these measures because we believe they are key drivers in increasing shareholder value and because every AIP participant can impact them in some way. Adjusted EBIT is used as an indicator of our earnings performance. Net Revenues are used as an indicator of our growth. Cash Conversion Cycle measures the length of time in days that it takes to convert investments in inventory, collect receivables and pay bills, into cash. These measures may change from time to time based on business priorities. The Compensation and Human Capital Committee approves the minimum, target and maximum goals for each measure each year, as well as the respective payouts at each of these levels of performance. The reward for meeting the AIP goals is set by the Compensation and Human Capital Committee. If target goal levels are not met but financial performance reaches minimum thresholds, participants may receive partial payouts to recognize their efforts that contributed to company and/or business unit performance.

The company began measuring the performance in two separate six-months periods beginning in fiscal year 2021 due to the uncertain nature of the market resulting from the COVID-19 outbreak. As market uncertainty remained going into fiscal year 2022, the Committee determined it would continue using two separate six-month periods to measure performance. The table below shows the fiscal year 2022 total company performance goals at target for each of our three performance measures and the actual fiscal year 2022 payout percentages.

DOLLARS IN MILLIONS	ADJUSTED EBIT GOAL	NET REVENUES GOAL	CASH CONVERSION CYCLE GOAL	ACTUAL PERCENTAGE ACHIEVED AFTER ADJUSTMENTS*
Total Company – 1st Half (50%)	$355	$3,011	74 days	200%
Total Company – 2nd Half (50%)	$415	$3,344	74 days	14%

*	The actual percentage achieved results are weighted 50% for Adjusted EBIT, 35% for Net Revenues, and 15% for Cash Conversion Cycle. Actual results also exclude the impact of foreign currency exchange rate fluctuations on our business results. See “Actual 2022 AIP Awards” below for details of the calculation.

At the close of the fiscal year, the Compensation and Human Capital Committee reviews and approves the final AIP payout results based on the level of attainment of the designated financial measures at the operating segment and total company levels. The Compensation and Human Capital Committee’s review includes an analysis of the fundamentals of the underlying business performance and adjustments for items that are not indicative of ongoing results. Such adjustments may include external factors or internal business decisions that may have impacted financial results during the year. For example, Adjusted EBIT, Net Revenues and Cash Conversion Cycle are expressed using the foreign exchange rates used in our annual 2022 financial plan at the time the Compensation and Human Capital Committee set the targets, which exclude the effects of foreign currency because we believe that period-to-period changes in foreign rates can cause our reported results to appear more or less favorable than business fundamentals indicate.

AIP INDIVIDUAL PERFORMANCE MEASURES

Executives were also eligible to receive bonuses based on individual performance for the entire fiscal year. For executives other than the CEO, individual performance and resulting individual performance payout percentage are based on the CEO’s recommendations and assessment of the executive’s performance against his or her annual objectives and performance relative to his or her internal peers. The CEO’s individual performance result is based on the Compensation and Human Capital Committee’s and the Nominating, Governance and Corporate Citizenship Committee’s assessment of Mr. Bergh’s performance against his annual objectives, and the Compensation and Human Capital Committee’s assessment of his leadership in fiscal year 2022. Based on all of these inputs, the Compensation and Human Capital Committee prepares a recommendation to the full Board on the CEO’s individual performance. The full Board then considers the Compensation and Human Capital Committee’s recommendation and approves the final individual performance payout percentage for the CEO. These objectives are not stated in quantitative terms, and a particular weighting is not assigned to any one of these individual goals. The objectives are not established in terms of how difficult or easy they are to attain; rather, they are used in assessing the overall quality of the individual’s achievement of each objective. In light of the changing business landscape and the company’s continued growth and change, the company shifted its focus to prioritize the most important areas that will drive long-term success. For fiscal year 2022, these objectives focused on three key strategies: (1) brand led; (2) direct-to-consumer (DTC) first; and (3) diversified portfolio. These strategies are supported by three “how to win” choices: (1) digital transformation; (2) operational excellence; and (3) financial discipline.

2023 PROXY STATEMENT	41

EXECUTIVE COMPENSATION

2022 AIP PERFORMANCE VS. PLAN

PERFORMANCE MEASURE	WEIGHT	THRESHOLD	TARGET	MAXIMUM
Adjusted EBIT – 1st Half	50%
Net Revenues – 1st Half	35%
Cash Conversion Cycle – 1st Half	15%
PERFORMANCE MEASURE	WEIGHT	THRESHOLD	TARGET	MAXIMUM
Adjusted EBIT – 2nd Half	50%
Net Revenues – 2nd Half	35%
Cash Conversion Cycle – 2nd Half	15%

Adjusted EBIT, Net Revenues and Cash Conversion Cycle amounts are calculated using the foreign exchange rates used in our annual 2022 financial plan at the time the Compensation and Human Capital Committee set the targets.

ACTUAL 2022 AIP AWARDS

For fiscal year 2022, the company’s financial performance applicable to each NEO’s AIP goals exceeded expectations, and AIP payouts reflect the assessment of individual performance outcomes. The individual performance percentage assigned to each NEO below represents the assessment of the CEO, except for Mr. Bergh who was assessed by the Nominating Governance and Corporate Citizenship Committee, of performance against the objectives described above under “AIP individual performance measures.” The table below shows the inputs used for the calculation of the actual bonus for fiscal year 2022 for each eligible NEO.

NAME	BASE SALARY	AIP TARGET	ACTUAL PERCENTAGE ACHIEVED: TOTAL COMPANY	ACTUAL PERCENTAGE ACHIEVED: INDIVIDUAL PERFORMANCE	ACTUAL BONUS
Charles (“Chip”) V. Bergh	$1,525,000	175%	107%	125%	$3,095,750
Harmit Singh	$960,000	100%	107%	125%	$1,113,600
Seth Ellison	$935,000	100%	107%	165%	$1,271,600
Elizabeth O’Neill	$775,000	80%	107%	110%	$672,700
Seth Jaffe	$690,000	70%	107%	125%	$560,280

42	LEVI STRAUSS & CO.

EXECUTIVE COMPENSATION

LONG-TERM INCENTIVES

The Compensation and Human Capital Committee believes a majority of an executive’s compensation should be linked to long-term shareholder value creation as an incentive for sustained, profitable growth. Therefore, our long-term incentive awards for our executives are in the form of equity awards, both performance and time-vested, and provide reward opportunities competitive with those offered by companies in the peer group for similar jobs. Consistent with the other elements of compensation, the Compensation and Human Capital Committee does not target specific percentiles for long-term incentive awards for our executives and uses a number of factors in establishing the long-term incentive award levels for each individual, including a review of each individual’s accumulated vested and unvested awards, the current and potential realizable value over time using stock appreciation assumptions, vesting schedules, comparison of individual awards between executives and in relation to other compensation elements, market data, shareholder dilution and accounting expense. Should we perform well against our long-term goals, the long-term equity incentive awards become a significant portion of the total compensation of each executive. For more information on the 2022 long-term equity grants, see the 2022 Grants of Plan-Based Awards table. Until the time of our initial public offering of Class A common stock in March 2019 (the “IPO”), stock-based awards were granted under our 2016 Equity Incentive Plan (“2016 EIP”). From and after the IPO, stock-based awards have been made under our 2019 Equity Incentive Plan (the “2019 EIP”). Both the 2016 EIP and the 2019 EIP enable the Compensation and Human Capital Committee to select from a variety of stock awards, including stock options, restricted stock, RSUs, and SARs.

LTI TARGET LEVELS

The LTI mix for executives in 2022 was 25% SARs, 25% RSUs, and 50% PRSUs. The Compensation and Human Capital Committee chose this mix of equity-based awards to align the interests of executives to our shareholders.

	STOCK APPRECIATION RIGHTS (SARs)	RESTRICTED STOCK UNITS (RSUs)	PERFORMANCE-BASED RSUs (PRSUs)
LTI Equity Mix	During fiscal year 2022, SARs accounted for 25% of each executive’s total fiscal year 2022 annual LTI grant value.	During fiscal year 2022, RSUs accounted for 25% of each executive’s total fiscal year 2022 annual LTI grant value.	During fiscal year 2022, PRSUs accounted for 50% of each executive’s total fiscal year 2022 annual grant value.
Vesting Period	Typically granted annually with a four-year vesting period and a 10-year term. (See the table entitled “Outstanding Equity Awards at 2022 Fiscal Year-End” for details concerning the SARs vesting schedule, including any individual variations from the typical four-year vesting period.)	Typically granted annually with a four-year vesting period. (See the table entitled “Outstanding Equity Awards at 2022 Fiscal Year-End” for details concerning the RSUs’ vesting schedule.)	Typically granted annually with a three-year vesting period. (See the table entitled “Outstanding Equity Awards at 2022 Fiscal Year-End” for details concerning the PRSUs’ vesting schedule.)
Performance measurements	SARs provide value to the executive only if the price of our stock increases		If earned at target, 100% of the PRSUs would vest at the end of the three-year performance period based on relative TSR performance with a 15% premium based on Diversity, Equity and Inclusion (DEI) performance.

2023 PROXY STATEMENT	43

EXECUTIVE COMPENSATION

PERFORMANCE-BASED RSUs

We believe PRSUs drive greater accountability for the achievement of the strategic plan of the company and create long-term value for shareholders. During fiscal year 2022, PRSUs accounted for 50% of each executive’s total fiscal year 2022 annual grant value. The key features of the 2022 PRSUs are described below:

●	PRSUs give the executive the right (subject to Compensation and Human Capital Committee discretion to reduce but not increase awards beyond the maximum opportunity) to vest in a number of PRSUs based on achievement against performance goals over a three-year performance period. Actual shares that will vest, if any, will vary based on achievement of the performance goals at the end of the three years. The three-year performance period was designed to discourage short-term risk taking and reinforce the link between the interests of our shareholders and our executives over the long term.

●	100% of the number of PRSUs that would vest at the end of three years was based on the company’s total shareholder return (“TSR”) over the three-year performance period covering fiscal year 2022 through fiscal year 2024 relative to the expanded peer group approved by the Compensation and Human Capital Committee in January 2022 as listed above under “Competitive peer group”. Using interpolation, TSR performance in the top, middle and bottom third of the peer group would yield a payout of 125% to 200%, 50% to 125%, and 0%, respectively.

●	A premium of up to 15% of the target number of PRSUs that would vest at the end of three years was based on the attainment of the company’s Diversity, Equity & Inclusion (DEI) goals met over the three-year performance period covering fiscal year 2022 through fiscal year 2024. The potential payout range as a percentage of this portion of the target award was 0% to 15%. The DEI goals include employee representation and engagement goals.

●	If earned at target, 100% of the PRSUs would vest at the end of the three-year performance period.

The Board has the ability under the 2019 EIP to adjust the method of calculating the attainment of performance goals for a performance period.

2020 Performance-Based RSUs—Achievement of Performance Objectives

As described in our Proxy Statement for fiscal year 2020, we granted performance-based RSUs during fiscal year 2020 that were based 100% on total shareholder return covering fiscal years 2020 through fiscal year 2022. The potential vesting range as a percentage of the target award was 0% to 200%.

The table below summarizes the goals at target for each of the two internal performance measures and our actual achievement.

	3-YEAR RELATIVE TSR PERFORMANCE	ACTUAL PERCENTAGE ACHIEVED FOR TSR COMPONENT	TOTAL FINAL PAYOUT
Total Company	48th Percentile	(15.9)%	83.1%

Based on internal performance and relative TSR achievement levels, the fiscal year 2020 performance-based RSUs (for which the three-year performance cycle has been completed) vested as follows:

NAME	TARGET PERFORMANCE- BASED RSUS	ACTUAL PERCENTAGE ACHIEVED	VESTED PERFORMANCE- BASED RSUS
Charles (“Chip”) V. Bergh	183,374	83.1%	152,382
Harmit Singh	44,444	83.1%	36,932
Seth Ellison	37,036	83.1%	30,776
Elizabeth O’Neill	24,690	83.1%	20,516
Seth Jaffe	24,690	83.1%	20,516

LONG-TERM INCENTIVE GRANT PRACTICES

We do not have any program, plan, or practice to time equity grants to take advantage of the release of material information. During fiscal year 2022 equity awards were granted in January to executive officers at one of our regularly scheduled Compensation and Human Capital Committee meetings.

44	LEVI STRAUSS & CO.

EXECUTIVE COMPENSATION

OTHER PAY PRACTICES

INSIDER TRADING POLICY; NO HEDGING OR PLEDGING

Directors and executive officers must comply with our Insider Trading Policy and may not engage in any transaction in our securities without first obtaining pre-clearance of the transaction from our Chief Legal Officer or Chief Compliance Officer. No director, executive officer or other employee is permitted to (i) engage in short sales, transactions in put options, call options or other derivative securities on an exchange or in any other organized market, or in any other inherently speculative transactions with respect to our stock, (ii) transact through mechanisms that hedge against our securities or (iii) hold our securities in a margin account or otherwise pledging our securities as collateral for a loan. These provisions are part of our overall program to prevent any of our directors, officers or employees from trading on material non-public information.

CLAWBACK POLICY

Effective November 2019, the Compensation and Human Capital Committee adopted a clawback policy in order to further align the interests of employees with the interests of our shareholders and strengthen the link between total compensation and the company’s performance. The clawback policy provides that in the event the company is required to prepare an accounting restatement for any fiscal quarter or year commencing after the adoption of the policy due to material noncompliance with any financial reporting requirement, the company may in its sole discretion seek to recover and claw back from any current or former executive up to the full amount of affected compensation during the three fiscal years preceding the date on which the company was required to prepare an accounting restatement. The Compensation and Human Capital Committee will review and amend, as appropriate, the company’s clawback policy to comply with listing standards expected to be adopted by the NYSE in calendar year 2023.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

Our Board has adopted stock ownership guidelines to align the interests of the company’s executives with the interests of the company’s shareholders and to further promote the company’s commitment to sound corporate governance. The guidelines provide the following:

Executive officers are expected to achieve the stock ownership levels under these guidelines within the later of the fifth anniversary of the company’s initial public offering or the fifth anniversary of the individual’s hire or promotion to executive officer. Eligible Shares include: (i) shares owned outright or “beneficially owned” within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (including, without limitation, shares held in trust for the benefit of such executive and/or members of his or her immediate family residing in the same household); (ii) vested shares under any deferred compensation plan or subject to any stock awards held by such executive; and (iii) unvested shares subject to any non-performance based restricted stock units held by such executive. If the executive officer is not in compliance within the stated timeframe, the officer will be prohibited from selling more than 50% of any shares acquired through the vesting, settlement, or exercise of stock awards, other than the minimal number of shares needed to pay applicable withholding taxes and/or exercise prices.

BENEFITS AND PERQUISITES

Executives generally are eligible for the same health and welfare insurance plans offered to all employees such as medical, dental, supplemental life, long-term disability and business travel insurance. In addition, although not a significant part of total compensation, the company provides limited perquisites to executives. The primary perquisite provided to the executives is a flexible allowance to cover expenses such as auto-related expenses, financial and tax planning, legal assistance, and excess medical costs. The company also pays for an annual medical exam for its executives and other members of its executive leadership team. Like many of the companies in the peer group, the company also offers a non-qualified supplement to the 401(k) plan, which is not subject to the Internal Revenue Service limitations, through a Deferred Compensation Plan for Executives and Outside Directors (the “Deferred Compensation Plan”). The Deferred Compensation Plan is a U.S. non-qualified, unfunded tax deferred savings plan provided to senior level executives, including our NEOs, and the outside directors.

2023 PROXY STATEMENT	45

EXECUTIVE COMPENSATION

Effective December 2022, the Board eliminated the car allowance for Mr. Bergh and replaced it with a an increase to his base salary.

The benefits and perquisites received by our NEOs and their value are described in more detail in the footnotes to the Summary Compensation Table.

COMPENSATION RISK ASSESSMENT

The Compensation and Human Capital Committee reviews the risks arising from our compensation policies and practices applicable to our executive officers and evaluates the policies and practices that could mitigate any such risk. Based on these reviews, the Compensation and Human Capital Committee does not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on our company.

TAX AND ACCOUNTING CONSIDERATIONS

TAX DEDUCTIBILITY

Under Section 162(m) of the Code, or Section 162(m), compensation paid to each of the company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for the reliance period exception for certain compensation paid by corporations that became publicly held on or before December 20, 2019. Although the Compensation and Human Capital Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation and Human Capital Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the company’s NEOs in a manner consistent with the goals of the company’s executive compensation program and the best interests of the company and its stockholders, which may include providing for compensation that is not deductible by the company due to the deduction limit under Section 162(m).

ACCOUNTING

Under ASC 718, the company is required to estimate and record an expense for each award of equity compensation (including stock options and RSUs) over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

The terms of Mr. Bergh’s severance and change in control benefits were determined during the negotiation of his employment agreement in 2011 at the time he was hired. As part of this negotiation, the Compensation and Human Capital Committee determined that the benefits and structure of these benefits were within normal competitive practice, reasonable and appropriate for the circumstances, and necessary to attract Mr. Bergh to the company. Enhanced termination benefits in the case of a change in control of the company were included in his employment agreement for the same reasons and to help ensure retention of Mr. Bergh in the case of a potential or actual change in control.

On January 28, 2020, the Board adopted and approved a Senior Executive Severance Plan (the “Severance Plan”), effective January 28, 2020, for eligible executives who are direct reports to, and including, our President and Chief Executive Officer. The Severance Plan was further amended effective January 1, 2023. The Severance Plan supersedes our prior Severance Plan for our executive leadership team (“Prior Severance Plan”). Except as noted below, the Severance Plan provides for the same benefits as the Prior Severance Plan. A summary of the Severance Plan is set forth in the section entitled “Potential Payments Upon Termination, Change In Control or Corporate Transaction—Severance Plan.” The Severance Plan also provides that eligible employees who terminate employment without cause or for Good Reason are deemed to continue employment during the severance period for determining vesting with respect to performance-based long-term incentive awards, with such awards, if vested, being paid on a pro-rata basis measured from the beginning of the performance period through the employee’s actual date of separation. The Severance Plan also provides that “Good Reason” as defined under the plan would include a material reduction in the eligible employee’s target annual bonus, except to the extent such reduction applied to all eligible employees.

Our severance arrangements are meant to provide a reasonable and competitive level of financial transitional support to executives who are terminated involuntarily without cause or voluntarily resign for good reason. Severance benefits are not payable upon a change in control if the executive is still employed by or offered a comparable position with the surviving entity.

46	LEVI STRAUSS & CO.

EXECUTIVE COMPENSATION

While compensation decisions affect potential payouts under these severance arrangements, these arrangements generally did not affect such decisions as these severance provisions are conditional and may never come into effect.

More information about the severance benefits payable to our NEOs under our severance arrangements is set forth in the section titled “Potential Payments Upon Termination, Change In Control or Corporate Transaction”.

AWARDS GRANTED UNDER 2016 EQUITY INCENTIVE PLAN

In the event of a Corporate Transaction, as defined in our 2016 EIP, in which the surviving corporation assumes or continues the outstanding long-term incentive program or substitutes similar awards for outstanding awards, such awards will continue to vest in accordance with their terms and any applicable employment agreement or severance plan. In the event of a Corporate Transaction in which the surviving corporation does not assume or continue the outstanding long-term incentive program or substitute similar awards for such outstanding awards, the vesting schedule of all awards held by executives that are still employed upon the Corporate Transaction will be accelerated in full as of a date prior to the effective date of the transaction as determined by the Board. This accelerated vesting structure in the event awards are not assumed or substituted by the surviving company is designed to encourage the executives to remain employed with the company through the date of the Corporate Transaction and to ensure that the equity incentives awarded to the executives are not eliminated by the surviving company.

AWARDS GRANTED UNDER 2019 EQUITY INCENTIVE PLAN

In the event of a Transaction, as defined in our 2019 EIP, our Board will have the discretion to determine the treatment of equity awards.

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT

The Compensation and Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation and Human Capital Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended November 27, 2022 filed with the SEC.

Spencer Fleischer (Chairperson)
Troy M. Alstead
Jill Beraud
Robert A. Eckert
David Friedman

The material in this Compensation and Human Capital Committee report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION AND HUMAN CAPITAL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In fiscal year 2022, no member of the Compensation and Human Capital Committee was a current officer or employee of ours. There are no Compensation and Human Capital Committee interlocks between us and other entities involving our executive officers and our board members.

2023 PROXY STATEMENT	47

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table provides compensation information for our fiscal year 2022 NEOs. The table also shows compensation information for fiscal years 2021 and 2020 for those current NEOs who also were NEOs during either of those years.

NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS	STOCK AWARDS(3)	OPTION AWARDS(4)	NON-EQUITY INCENTIVE PLAN COMPENSATION(5)	CHANGE IN PENSION VALUE AND NON-QUALIFIED DEFERRED COMPENSATION EARNINGS(6)	ALL OTHER COMPENSATION(7)	TOTAL
Charles (“Chip”) V. Bergh
President and Chief Executive Officer
	2022	$1,466,346	$—	$8,112,399	$2,687,493	$3,095,750	$—	$505,430	$15,867,418
	2021	1,516,346	—	7,890,250	2,249,992	4,443,469	—	231,774	16,331,831
	2020	1,414,423	—	5,768,946	1,806,248	1,295,000	—	356,493	10,641,110
Harmit Singh
Executive Vice President and Chief Financial Officer
	2022	$917,558	$—	$1,886,571	$625,000	$1,113,600	$—	$220,630	$4,763,359
	2021	918,269	—	1,753,381	499,997	1,540,125	—	128,935	4,840,706
	2020	882,308	—	1,452,874	449,997	445,000	—	177,315	3,407,494
Seth Ellison(1)
Former Executive Vice President and Chief Commercial Officer
	2022	$893,519	$—	$1,584,750	$524,996	$1,271,600	$—	$472,630	$4,747,495
	2021	898,846	—	1,578,035	449,994	1,498,500	—	3,162,011	7,587,386
	2020	775,769	—	1,210,707	374,996	336,000	—	5,104,370	7,801,842
Elizabeth O’Neill
Executive Vice President and Chief Operations Officer
	2022	$740,462	$—	$830,092	$275,000	$672,700	$—	$159,821	$2,678,074
	2021	741,154	—	876,680	249,994	992,340	—	108,972	2,969,139
	2020	720,192	—	807,116	249,995	290,000	—	120,732	2,188,036
Seth Jaffe(2)
Executive Vice President and Chief Legal Officer
	2022	$660,308	$—	$830,092	$275,000	$560,280	$—	$131,397	$2,457,076

(1)	Effective March 1, 2023, Mr. Ellison left the company.
(2)	Mr. Jaffe was not a NEO prior to fiscal year 2022.
(3)	These amounts reflect the aggregate grant date fair value for RSU and PRSU awards. This column also includes the grant date fair value of the target number of PRSUs that may be earned for the three-year performance period beginning with fiscal year 2019. If maximum performance conditions are achieved over the entire three-year period, the grant date fair values for PRSUs granted in fiscal year 2021 would be $6,384,339 for Mr. Bergh, $1,484,712 for Mr. Singh, $1,247,175 for Mr. Ellison, $653,270 for Ms. O’Neill and $653,270 for Mr. Jaffe. For a description of the assumptions used to determine the compensation cost of our awards, see the notes to our audited consolidated financial statements.
(4)	These amounts reflect the aggregate grant date fair value for awards of SARs granted to the recipient under our 2016 EIP and 2019 EIP, computed in accordance with Accounting Standards Codification 718 issued by the Financial Accounting Standards Board, or FASB ASC 718. These amounts reflect the grant date fair value, and do not represent the actual value that may be realized by the executives. For a description of the assumptions used to determine the compensation cost of our awards, see the notes to our audited consolidated financial statements.
(5)	The amounts in this column reflect the cash incentive amounts earned by the executives under our AIP.
(6)	No above-market or preferential interest rate options are available under our deferred compensation programs. See “—Executive Retirement Plans—Non-Qualified Deferred Compensation” for additional information on deferred compensation earnings.

48	LEVI STRAUSS & CO.

EXECUTIVE COMPENSATION

(7)	The amounts shown in the All Other Compensation column for fiscal year 2022 are detailed in the table below (see “—Compensation Discussion and Analysis” for more details on the items in the table below):

NAME	EXECUTIVE PERQUISITES(a)	401(K) PLAN MATCH(b)	DEFERRED COMPENSATION MATCH(c)	TAX PAYMENTS(d)	CHARITABLE MATCH	TOTAL
Charles (“Chip”) V. Bergh	$58,275	$21,515	$425,640	$ —	$—	$505,430
Harmit Singh	31,429	20,250	168,951	—	—	220,630
Seth Ellison	28,068	22,500	162,318	259,744	—	472,630
Elizabeth O’Neill	25,429	21,515	112,877	—	—	159,821
Seth Jaffe	20,529	22,500	88,368	—	—	131,397
(a)	For Mr. Bergh, this amount reflects a payment for an allowance intended to cover legal, financial and/or other incidental business-related expenses, executive physicals, imputed income for insurance, parking, and a car allowance. For Mr. Singh, Mr. Ellison, Ms. O’Neill, and Mr. Jaffe, this amount includes an allowance intended to cover legal, financial and/or other incidental business-related expenses, parking, and imputed income for insurance.
(b)	These amounts reflect company matching contributions under our 401(k) Plan.
(c)	These amounts reflect company matching contributions under our Deferred Compensation Plan.
(d)	For Mr. Ellison this amount is primarily a result of additional tax payments to the United Kingdom arising from Mr. Ellison’s exercise of SARs and his UK tax residency status changing upon his assignment term exceeding 5 years.

2023 PROXY STATEMENT	49

EXECUTIVE COMPENSATION

2022 GRANTS OF PLAN-BASED AWARDS

The following table provides information on all plan-based awards granted to each of our NEOs during fiscal year 2022. The awards and the unvested portion of SARs identified below are also reported under “Outstanding Equity Awards at 2022 Fiscal Year-End.”

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(3) (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS(4) (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS(5) ($)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARD(6) ($)
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Charles (“Chip”) V. Bergh	N/A		$2,668,750	$5,337,500
	1/25/2022				—	255,952	550,297				$ 5,551,599
	1/25/2022								316,548	$21.00	2,687,493
	1/25/2022							127,976			2,560,800
Harmit Singh	N/A		960,000	1,920,000
	1/25/2022				—	59,523	127,974				1,291,054
	1/25/2022								73,616	21.00	625,000
	1/25/2022							29,761			595,518
Seth Ellison	N/A		935,000	1,870,000
	1/25/2022				—	50,000	107,500				1,084,500
	1/25/2022								61,837	21.00	524,996
	1/25/2022							25,000			500,250
Elizabeth O’Neill	N/A		620,000	1,240,000
	1/25/2022				—	26,190	56,309				568,061
	1/25/2022								32,391	21.00	275,000
	1/25/2022							13,095			262,031
Seth Jaffe	N/A		483,000	966,000
	1/25/2022				—	26,190	56,309				568,061
	1/25/2022								32,391	21.00	275,000
	1/25/2022							13,095			262,031

(1)	The amounts shown in these columns reflect the estimated potential payment levels for the fiscal 2022 performance period under the AIP, further described under “—Compensation Discussion and Analysis.” The potential payouts were performance-based and, therefore, were completely at risk. The potential target and maximum payment amounts assume achievement of 100% and 200%, respectively, of the individual objectives of the AIP. Each executive received a bonus under the AIP, which is reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”
(2)	For each executive, the amounts shown in these columns reflect, in shares, the target and maximum amounts for PRSUs subject to a three-year performance period beginning in fiscal year 2022 that is further described under “—Compensation Discussion and Analysis.” The potential awards are performance-based and, therefore, completely at risk.
(3)	Reflects service-based RSUs granted in fiscal year 2022 under the 2019 EIP. Please see footnotes in the table entitled “Outstanding Equity Awards at 2022 Fiscal Year-End” for details concerning the RSUs’ vesting schedule.
(4)	Reflects service-based SARs granted in fiscal year 2022 under the 2019 EIP. Please see footnotes in the table entitled “Outstanding Equity Awards at 2022 Fiscal Year-End” for details concerning the SARs’ vesting schedule.
(5)	The exercise price is based on the fair market value of our common stock as of the grant date established by our Board based on factors including the most recent valuation conducted by a third-party valuation firm.
(6)	The value of a RSU, PRSU or SAR award is based on the fair value as of the grant date of such award determined in accordance with FASB ASC 718. Please refer to the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2022 for the relevant assumptions used to determine the valuation of our awards. The grant date fair value of the Equity Incentive Plan Awards is based on the fair market value of our common stock as of the grant date established by our Board based on factors including the most recent valuation conducted by a third-party valuation firm less future expected dividends during the vesting period, multiplied by the target number of shares that may be earned.

50	LEVI STRAUSS & CO.

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END

The following table shows all outstanding equity awards held by each of our NEOs as of November 27, 2022. The vesting schedule for each grant is shown following this table.

	SAR AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED SARs EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED SARs UNEXERCISABLE(1)		EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED SARs	SAR EXERCISE PRICE(2)	SAR EXPIRATION DATE
Charles (“Chip”) V. Bergh	2,057,430	—		—	$ 6.10	2/9/2023
	205,750	—		—	6.10	2/9/2023
	1,007,430	—		—	6.90	2/1/2024
	643,170	—		—	9,60	1/30/2025
	302,930	100,970	(a)	—	14.88	1/29/2029
	137,882	137,881	(c)	—	19.70	1/28/2030
	56,933	170,799	(d)	—	21.35	1/26/2031
	—	316,548	(e)	—	21.00	1/24/2032
Harmit Singh	443,810	—		—	$ 6.10	2/9/2023
	197,580	—		—	6.10	2/9/2023
	216,980	—		—	6.90	2/1/2024
	138,670	—		—	9.60	1/30/2025
	67,080	22,360	(a)	—	14.88	1/29/2029
	32,895	32,894	(b)	—	20.25	1/27/2030
	12,652	37,955	(d)	—	21.35	1/26/2031
	—	73,616	(e)	—	21.00	1/24/2032
Seth Ellison	28,690	—		—	$ 9.60	1/30/2025
	18,160	18,170	(a)	—	14.88	1/29/2029
	13,706	27,412	(b)	—	20.25	1/27/2030
	11,387	34,159	(d)	—	21.35	1/26/2031
	—	61,837	(e)	—	21.00	1/24/2032
Elizabeth O’Neill	63,293	—		—	$ 6.90	2/1/2024
	66,940	—		—	9.60	1/30/2025
	41,930	13,970	(a)	—	14.88	1/29/2029
	18,275	18,274	(b)	—	20.25	1/27/2030
	6,326	18,977	(d)	—	21.35	1/26/2031
	—	32,391	(e)	—	21.00	1/24/2032
Seth Jaffe	34,342	—		—	$ 6.10	2/9/2023
	41,211	—		—	6.10	2/9/2023
	108,490	—		—	6.90	2/1/2024
	74,120	—		—	9.60	1/30/2025
	33,540	11,180	(a)	—	14.88	1/29/2029
	18,275	18,274	(b)	—	20.25	1/27/2030
	6,642	19,926	(d)	—	21.35	1/26/2031
	—	32,391	(e)	—	21.00	1/24/2032

(1)	The following sets forth the vesting schedule for unvested outstanding SAR awards and generally depends upon continued employment through the applicable vesting date. Other circumstances under which such awards will vest are described in the section entitled “—Potential Payments Upon Termination, Change In Control or Corporate Transaction.”:
(a)	SARs vested 25% on January 29, 2020 and then annually over the remaining three years.
(b)	SARs vested 25% on January 27, 2021 and then annually over the remaining three years.
(c)	SARs vest 25% on January 28, 2021 and then annually over the remaining three years.
(d)	SARs vest 25% on each of January 28, 2022, January 27, 2023, January 26, 2024, and January 24, 2025.
(e)	SARs vest 25% on each of January 27, 2023, January 26, 2024, January 24, 2025, and January 30, 2026.
(2)	The SAR exercise prices reflect the fair market value of our common stock as of the grant date as established by our Board based on factors including the most recent valuation conducted by a third-party valuation firm.

2023 PROXY STATEMENT	51

EXECUTIVE COMPENSATION

	STOCK AWARDS
NAME	YEAR	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(1)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(3)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(4)
Charles (“Chip”) V. Bergh	2022	127,976	(a)	$2,061,693
	2021	79,039	(b)	1,273,318
	2020	45,843	(d)	738,531
	2019	30,350	(e)	488,939
	2022				255,952(a)	$4,123,387
	2021				210,772(b)	3,395,537
	2020				183,374(d)	2,954,155
Harmit Singh	2022	29,761	(a)	479,450
	2021	17,564	(b)	282,956
	2020	11,111	(c)	178,998
	2019	6,720	(e)	108,259
	2022				59,523(a)	958,916
	2021				46,838(b)	754,560
	2020				44,444(c)	715,993
Seth Ellison	2022	25,000	(a)	402,750
	2021	15,808	(b)	254,667
	2020	9,259	(c)	149,162
	2019	5,460	(e)	87,961
	2022				50,000(a)	805,500
	2021				42,154(b)	679,101
	2020				37,036(c)	596,650
Elizabeth O’Neill	2022	13,095	(a)	210,960
	2021	8,782	(b)	141,478
	2020	6,172	(c)	99,431
	2019	4,200	(e)	67,662
	2022				26,190(a)	421,921
	2021				23,419(b)	377,280
	2020				24,690(c)	397,756
Seth Jaffe	2022	13,095	(a)	210,960
	2021	9,221	(b)	148,550
	2020	6,172	(c)	99,431
	2019	3,360	(e)	54,130
	2022				26,190(a)	421,921
	2021				24,590(b)	396,145
	2020				24,690(c)	397,756

(1)	RSUs vest ratably over a four-year period. The vesting schedule for unvested outstanding stock awards generally depends upon continued employment through the applicable vesting date. Other circumstances under which such awards will vest are described in the section entitled “Potential Payments Upon Termination, Change In Control or Corporate Transaction.”
(a)	2022 grant RSUs vest 25% on each of January 27, 2023, January 26, 2024, January 24, 2025, and January 30, 2026.
(b)	2021 grant RSUs vest 25% on each of January 28, 2022, January 27, 2023, January 26, 2024, and January 24, 2025.
(c)	2020 grant RSUs vest 25% on January 27, 2021 and then the remainder annually over the remaining three years.
(d)	2020 grant RSUs vest 25% on January 28, 2021 and then the remainder annually over the remaining three years.
(e)	2019 grant RSUs vested 25% on January 30, 2020 and then the remainder annually over the remaining three years.

52	LEVI STRAUSS & CO.

EXECUTIVE COMPENSATION

(2)	Represents the number of stock awards multiplied by $16.11, the closing stock price as of November 25, 2022.
(3)	Represents the target number of shares that may be earned under the performance-based RSU award program (see “Compensation Discussion and Analysis” for more details) that vest at the end of a three-year performance period, subject to certification of performance results in the first quarter of fiscal 2021.
(a)	2022 grant performance-based RSUs cliff vest on January 25, 2025.
(b)	2021 grant performance-based RSUs cliff vest on January 26, 2024.
(c)	2020 grant performance-based RSUs cliff vest on January 27, 2023.
(d)	2019 grant performance-based RSUs cliff vest on January 28, 2023.
(4)	Represents the number of stock awards multiplied by $16.11, the closing stock price as of November 25, 2022.

SAR EXERCISES AND STOCK VESTED

The following table shows all SARs exercised and the value realized upon exercise and all stock awards vested and the value realized upon vesting by each of our NEOs for fiscal year 2022, based on the difference between the share price of our common stock and the SAR exercise price on the date of exercise (in the case of SARs) or the share price of our common stock on the date of vesting (in the case of stock awards).

	SAR AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE	VALUE REALIZED ON EXERCISE	NUMBER OF SHARES ACQUIRED ON VESTING	VALUE REALIZED ON VESTING
Charles (“Chip”) V. Bergh	—	—	480,140	$10,485,216
Harmit Singh	335,000	$3,393,550	106,568	2,326,256
Seth Ellison	115,169	1,084,962	87,344	1,908,120
Elizabeth O’Neill	—	—	64,133	1,399,686
Seth Jaffe	377,767	4,665,048	54,059	1,181,039

EMPLOYMENT AGREEMENTS

MR. BERGH

We have an employment agreement with Mr. Bergh effective September 1, 2011, as amended by each of the amendments effective May 8, 2012 and January 30, 2018. The agreement initially provided for an annual base salary of $1,200,000 and an AIP target participation rate of 135%, which have since been adjusted, and may be further adjusted, pursuant to annual review. For fiscal year 2022, his base salary and target participation rate under our AIP were $1,525,000 and 175% of base salary, respectively.

Mr. Bergh also participates in our 2019 EIP. This element of Mr. Bergh’s compensation for fiscal year 2022 is reflected and discussed under “—Compensation Discussion and Analysis.”

Mr. Bergh’s employment agreement also provides for certain severance and termination benefits that are described below under “—Potential Payments Upon Termination, Change In Control or Corporate Transaction.”

Mr. Bergh is eligible to receive standard healthcare, life insurance and long-term savings program benefits, as well as relocation program benefits. He also receives benefits under our various executive perquisite programs consistent with that provided to his predecessor.

Mr. Bergh’s employment is at-will and may be terminated by us or by him at any time. Mr. Bergh does not receive any separate compensation for his services as a member of our Board.

2023 PROXY STATEMENT	53

EXECUTIVE COMPENSATION

OTHER NAMED EXECUTIVE OFFICERS

For our NEOs other than the CEO, we have employment arrangements that provide for annual base salary and participation in our AIP, which are subject to annual review and adjustment, and participation in our 2019 EIP. These elements of compensation for fiscal year 2022 are reflected and discussed under “Compensation Discussion and Analysis.”

Executives also received standard healthcare, life insurance and long-term savings program benefits, as well as benefits under our various executive perquisite programs.

Employment of executives is at-will and may be terminated by us or the executive at any time.

EXECUTIVE RETIREMENT PLANS

PENSION BENEFITS

Effective November 28, 2004, we froze our U.S. pension plan for all salaried employees. Of our named executive officers, only Mr. Jaffe had adequate years of service to be eligible for benefits under the frozen defined benefit pension plan. The normal retirement age is 65 with five years of service; early retirement age is 55 with 15 years of service.

There are two components to this pension plan, the Home Office Pension Plan (“HOPP”), an IRS qualified defined benefit plan, which has specific compensation limits and rules under which it operates, and the Supplemental Benefits Restoration Plan (“SBRP”), a non-qualified defined benefit plan, that provides benefits in excess of the IRS limit.

The benefit formula under the HOPP is the following:

a)	2% of final average compensation (as defined below) multiplied by the participant’s years of benefit service (not in excess of 25 years), less
b)	2% of Social Security benefit multiplied by the participant’s years of benefit service (not in excess of 25 years), plus
c)	0.25% of final average compensation multiplied by the participant’s years of benefit service earned after completing 25 years of service.

Final average compensation is defined as the average compensation (comprised of base salary, commissions, bonuses, incentive compensation and overtime earned for the fiscal year) over the five consecutive plan years producing the highest average out of the 10 consecutive plan years immediately preceding the earlier of the participant’s retirement date or termination date.

The benefit formula under the SBRP is the excess of (a) over (b):

a)	Accrued benefit as described above for the qualified pension plan determined using non-qualified compensation and removing the application of maximum annuity amounts payable from qualified plans under Internal Revenue Code Section 415(b);
b)	Actual accrued benefit from the qualified pension plan.

The valuation method and assumptions are as follows:

a)	The values presented in the Pension Benefits table are based on certain actuarial assumptions as of November 27, 2022; see Notes 1 and 10 of the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year 2022 for more information.
b)	The discount rate and post-retirement mortality utilized are based on information in Note 10 to the Annual Report on Form 10-K for the fiscal year 2022. No assumptions are included for early retirement, termination, death or disability prior to normal retirement at age 65.
c)	Present values incorporate the normal form of payment of life annuity for single participants and 50% joint and survivor for married participants.

54	LEVI STRAUSS & CO.

EXECUTIVE COMPENSATION

The following table provides information regarding executive retirement arrangements applicable to Mr. Jaffe as of November 27, 2022.

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE AS OF 11/27/22(1)	PRESENT VALUE OF ACCUMULATED BENEFITS AS OF 11/27/22	PAYMENTS DURING LAST FISCAL YEAR
Seth Jaffe	U.S. Home Office Pension Plan	15.9	$512,383	—
	U.S. Supplemental Benefit Restoration Plan (non-qualified plan)	15.9	$288,125	—
	Total		$800,508	—

(1)	Mr. Jaffe has not received additional credited years of service under the pension plan since 2004 when the plan was frozen.

NON-QUALIFIED DEFERRED COMPENSATION

Our Deferred Compensation Plan is a U.S. non-qualified, unfunded deferred tax effective savings plan provided to the NEOs, among other executives and the directors, as part of competitive compensation.

Participants may elect to defer all or a portion of their base salary and AIP payment and may elect an in-service and/or retirement distribution. Executive officers who defer salary or bonus under this plan are credited with market-based returns depending upon the investment choices made by the executive applicable to each deferral. The investment options under the plan, which closely mirror the options provided under our qualified 401(k) plan, include a number of mutual funds with varying risk and return profiles. Participants may change their investment choices as frequently as they desire, consistent with our 401(k) plan.

In addition, under our Deferred Compensation Plan, we provide a match up to 6% of eligible deferred compensation that cannot be provided under the qualified 401(k) plan due to IRS qualified plan compensation limits. The amounts in the table below reflect non-qualified contributions over the 401(k) limit by the executive officers and the resulting company match.

The table below provides information on the non-qualified deferred compensation activity for each of our NEOs for fiscal year 2022.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR(1)	COMPANY CONTRIBUTIONS IN LAST FISCAL YEAR(2)	AGGREGATE EARNINGS/ (LOSSES) IN LAST FISCAL YEAR(3)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS	AGGREGATE BALANCE AT NOVEMBER 27, 2022(4)
Charles (“Chip”) V. Bergh	$4,450,418	$430,039	$(2,620,882)	$—	$19,295,427
Harmit Singh	535,105	171,620	(219,750)	—	2,523,288
Seth Ellison	216,447	164,914	(61,011)	—	2,388,496
Elizabeth O’Neill	92,021	115,026	(121,131)	—	928,821
Seth Jaffe	312,446	90,301	(295,769)	—	1,911,511

(1)	The executive contribution amounts were included in fiscal year 2022 compensation in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the “Summary Compensation Table,” as applicable.
(2)	Amounts reflect our Deferred Compensation Plan match contributions made by us and are reflected in the “All Other Compensation” column of the “Summary Compensation Table.”
(3)	None of the earnings/interest in this column are included in the “Summary Compensation Table” because they were not preferential or above market.
(4)	The following amounts were previously reported as compensation to the NEOs in the Summary Compensation Table for fiscal years prior to 2022: Mr. Bergh ($11,505,218), Mr. Singh ($1,385,578), Mr. Ellison ($1,510,868) and Ms. O’Neill ($260,635).

PAY-RATIO INFORMATION

The annual total compensation of Mr. Bergh, our President and CEO, was $15,867,418 in fiscal year 2022, as reflected in the Summary Compensation Table. Based on reasonable estimates, the median annual total compensation of all employees of the company and its consolidated subsidiaries, excluding our President and CEO, was $21,293 for fiscal year 2022. Accordingly, for fiscal year 2022, the ratio of the annual total compensation of our President and CEO to the median of the annual total compensation of all of our employees and our consolidated subsidiaries’ other employees was 745 to 1. Our median employee was a sales stylist in a store in the European region, who was part-time in fiscal year 2022.

2023 PROXY STATEMENT	55

EXECUTIVE COMPENSATION

We identified our median employee based on all taxable wages earned in fiscal year 2022 by each individual who we employed on August 31, 2022. We also converted all relevant employee compensation, on a country-by-country basis, to U.S. Dollars based on the applicable year-end exchange rate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, the CEO pay ratio disclosed above may not be comparable to the pay ratio reported by other companies, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratio.

POTENTIAL PAYMENTS UPON TERMINATION, CHANGE IN CONTROL OR CORPORATE TRANSACTION

The following sections include a description of the severance arrangements that were applicable as of November 27, 2022, the last day of our 2022 fiscal year.

EMPLOYMENT AGREEMENT WITH MR. BERGH

On June 9, 2011, we entered into an employment agreement with Mr. Bergh in connection with Mr. Bergh joining us. See “Employment Agreements—Mr. Bergh.” As of November 29, 2020, the employment agreement provided that Mr. Bergh is eligible to receive certain benefits and payments upon his separation from us under certain circumstances pursuant to the terms of our Senior Executive Severance Plan and our 2019 EIP; provided however that if Mr. Bergh’s employment ceases due to an involuntary termination without Cause or voluntary termination for Good Reason upon or within two years following a Change in Control (each, as defined in his employment agreement), 100% of Mr. Bergh’s then unvested equity awards will vest in full, and all vested SARs will remain exercisable for 18 months following the date of his termination but no later than the original term/expiration date of the award.

In addition, in the event that Mr. Bergh retires, or Mr. Bergh’s employment ceases due to an involuntary termination without Cause or voluntary termination for Good Reason at any time other than within two years following a Change in Control, 100% of his outstanding equity and other long-term incentive awards that have remained outstanding for at least 12 months will vest in full, and all vested SARs will remain exercisable for 18 months following the date of his termination but no later than the original term/ expiration date of the award.

Mr. Bergh’s right to the foregoing benefits is subject to his execution of an effective release of claims in favor of us and compliance with certain restrictive covenants.

SENIOR EXECUTIVE SEVERANCE PLAN

Our Severance Plan provides for (i) 104 weeks of severance pay to Mr. Bergh and 78 weeks of severance pay to each of the other NEOs based on their then current base salary rates, (ii) a pro-rated bonus, subject to actual financial performance but assuming individual performance at 100% of target, (iii) company paid premiums under our standard basic life insurance program of $10,000 over the duration of the severance period, up to a maximum of 18 months, and (iv) reasonable outplacement counseling and job search benefits, if the applicable executive’s employment ceases due to an involuntary termination without Cause or voluntary termination for Good Reason (each, as defined in our Severance Plan, and each, a Qualified Termination). In addition, with respect to any time-based equity awards that have been held by the executive for more than 12 months, such awards will continue to vest if the executive remained employed for the number of months equal to the executive’s severance period (other than with respect to Mr. Bergh’s equity awards, which are subject to the terms of his employment agreement). If the executive’s employment ceases due to a Qualified Termination within 18 months following a Change in Control (as defined in our Severance Plan), the severance period increases to 156 weeks for Mr. Bergh and 104 weeks for the other NEOs and any performance-based equity awards shall fully vest and time-based equity awards will fully vest if not assumed (in each case, other than with respect to Mr. Bergh’s equity awards, which are subject to the terms of his employment agreement). Our Severance Plan also provides that if the executive elects COBRA coverage, for the duration of the executive’s severance period, up to a maximum of 18 months, the executive will only be required to pay the same share of the applicable premium for medical coverage that would apply if the executive were participating in the medical plan as an active employee. Additionally, for each executive who is eligible to be covered by our retiree health benefits (if any), we will fully pay for retiree medical coverage for the duration of the executive’s severance payment period, up to a maximum of 18 months, reduced for any months in which the executive receives subsidized COBRA coverage. Each executive’s severance benefits are subject to the execution of a general release of claims agreement and will cease upon rehire by us or acceptance of a job with one of our competitors.

56	LEVI STRAUSS & CO.

EXECUTIVE COMPENSATION

2020, 2021 AND 2022 EQUITY AWARDS

With respect to equity awards granted in fiscal years 2020, 2021 and 2022, in the event that the executive officer’s employment terminates due to Retirement (as defined in the award agreement), any equity awards that have remained outstanding for at least 12 months will continue to vest through the remainder of the vesting period. In addition, in the event that the executive officer dies or his or her employment terminates due to Disability (as defined in the award agreement), 100% of his or her outstanding time-based equity awards granted in fiscal years 2020, 2021 and 2022 will vest in full, and all vested SARs will remain exercisable for 18 months following the date of his or her termination, but no later than the original term/expiration date of the award.

The information in the tables below reflects the estimated value of the compensation to be paid by us to each of the NEOs in the event of his or her termination, Retirement, Change in Control termination, death, Disability or Corporate Transaction. The amounts shown below assume that each named individual was employed and that his or her termination, retirement, Change in Control termination, death, Disability or Corporate Transaction was effective as of November 27, 2022. The actual amounts that would be paid can only be determined at the time of the actual event. The amounts also assume a share price of $16.11 for all equity-based awards, which was the closing stock price as of November 27, 2022.

CHARLES (“CHIP”) V. BERGH

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	VOLUNTARY TERMINATION OR FOR CAUSE TERMINATION	RETIREMENT	TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON	DEATH OR DISABILITY	CHANGE IN CONTROL TERMINATION	CORPORATE TRANSACTION
Compensation:
Severance(1)	$—	$—	$6,145,750	$—	$15,677,000	$—
Equity vesting(2)	—	8,975,178	8,975,178	4,687,179	15,160,258	15,160,258
Benefits:
COBRA and life insurance(3)	—	—	21,515	—	21,515	—

(1)	Based on Mr. Bergh’s annual base salary of $1,525,000 and his actual AIP award earned for fiscal year 2022. See “—Compensation Discussion and Analysis.”
(2)	In the event of Retirement, assumes full vesting of unvested equity awards and the target number of shares underlying performance-based equity awards that have remained outstanding for at least 12 months. In the event of a Change in Control Termination, assumes full vesting of all unvested equity awards and the target number of shares underlying performance-based equity awards. In the event of Death or Disability, assumes full vesting of all unvested time-based equity awards. In the event of a Corporate Transaction, assumes no termination of employment and no assumption of outstanding equity awards.
(3)	Reflects 18 months of a COBRA subsidy and life insurance premiums at the same company/employee percentage sharing as during employment.

HARMIT SINGH

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	VOLUNTARY TERMINATION OR FOR CAUSE TERMINATION	RETIREMENT	TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON	DEATH OR DISABILITY	CHANGE IN CONTROL TERMINATION	CORPORATE TRANSACTION
Compensation:
Severance(1)	$—	$—	$2,553,600	$—	$4,953,600	$—
Equity vesting(2)	—	—	1,722,306	1,077,278	3,506,746	3,506,746
Benefits:
COBRA and life insurance(3)	—	—	20,250	—	20,250	—

(1)	Based on Mr. Singh’s annual base salary of $960,000 and his actual AIP award earned for fiscal year 2022. See “—Compensation Discussion and Analysis.”
(2)	In the event of a Termination Without Cause or Resignation for Good Reason, reflects vesting of all unvested time-based equity awards held more than 12 months that would otherwise vest during the 78 week period following November 27, 2022. In the event of a Change in Control Termination, assumes the equity awards are not assumed in the transaction and thus fully vest (with performance-based equity awards vesting at target). In the event the equity awards are assumed and the holder experiences a Change in Control Termination, the value of the vesting would be $2,429,469. In the event of Death or Disability, assumes full vesting of all unvested time-based equity awards. In the event of a Corporate Transaction, assumes no termination of employment and no assumption of outstanding equity awards.
(3)	Reflects 18 months of a COBRA subsidy and life insurance premiums at the same company/employee percentage sharing as during employment.

2023 PROXY STATEMENT	57

EXECUTIVE COMPENSATION

SETH ELLISON

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	VOLUNTARY TERMINATION OR FOR CAUSE TERMINATION	RETIREMENT	TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON	DEATH OR DISABILITY	CHANGE IN CONTROL TERMINATION	CORPORATE TRANSACTION
Compensation:
Severance(1)	$—	$—	$2,674,100	$—	$5,011,600	$—
Equity vesting(2)	—	1,789,981	1,789,981	916,980	2,998,231	2,998,231
Benefits:
COBRA and life insurance(3)	—	—	22,500	—	22,500	—

(1)	Based on Mr. Ellison’s annual base salary of $935,000 and his actual AIP award earned for fiscal year 2022. See “—Compensation Discussion and Analysis.”
(2)	In the event of a Termination Without Cause or Resignation for Good Reason, reflects full vesting of all unvested time-based equity awards held more than 12 months that would otherwise vest in the 78 week period following November 27, 2022. In the event of a Change in Control Termination, assumes the equity awards are not assumed in the transaction and thus fully vest (with performance-based equity awards vesting at target). In the event the equity awards are assumed and the holder experiences a Change in Control Termination, the value of the vesting would be $2,081,251. In the event of Death or Disability, assumes full vesting of all unvested time-based equity awards. In the event of a Corporate Transaction, assumes no termination of employment and no assumption of outstanding equity awards.
(3)	Reflects 18 months of a COBRA subsidy and life insurance premiums at the same company/employee percentage sharing as during employment.

ELIZABETH O’NEILL

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	VOLUNTARY TERMINATION OR FOR CAUSE TERMINATION	RETIREMENT	TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON	DEATH OR DISABILITY	CHANGE IN CONTROL TERMINATION	CORPORATE TRANSACTION
Compensation:
Severance(1)	$—	$—	$1,835,200	$—	$3,462,700	$—
Equity vesting(2)	—	—	927,831	536,784	1,733,741	1,733,741
Benefits:
COBRA and life insurance(3)	—	—	21,515	—	21,515	—

(1)	Based on Ms. O’Neill’s annual base salary of $775,000 and her actual AIP award earned for fiscal year 2022. See “—Compensation Discussion and Analysis.”
(2)	In the event of Termination Without Cause or Resignation for Good Reason, reflects full vesting of all unvested time-based equity awards held more than 12 months that would otherwise vest during the 78 week period following November 27, 2022. In the event of a Change in Control Termination, assumes the equity awards are not assumed in the transaction and thus fully vest (with performance-based equity awards vesting at target). In the event the equity awards are assumed and the holder experiences a Change in Control Termination, the value of the vesting would be $1,196,957. In the event of Death or Disability, assumes full vesting of all unvested time-based equity awards. In the event of a Corporate Transaction, assumes no termination of employment and no assumption of outstanding equity awards.
(3)	Reflects 18 months of a COBRA subsidy and life insurance premiums at the same company/employee percentage sharing as during employment.

SETH JAFFE

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	VOLUNTARY TERMINATION OR FOR CAUSE TERMINATION	RETIREMENT	TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON	DEATH OR DISABILITY	CHANGE IN CONTROL TERMINATION	CORPORATE TRANSACTION
Compensation:
Severance(1)	$—	$—	$1,595,280	$—	$2,906,280	$—
Equity vesting(2)	—	1,109,819	1,109,819	526,879	1,742,700	1,742,700
Benefits:
COBRA and life insurance(3)	—	—	22,500	—	22,500	—

(1)	Based on Mr. Jaffe’s annual base salary of $690,000 and his actual AIP award earned for fiscal year 2022. See “—Compensation Discussion and Analysis.”
(2)	In the event of Termination Without Cause or Resignation for Good Reason, reflects full vesting of all unvested time-based equity awards held more than 12 months that would otherwise vest during the 78 week period following November 28, 2021 In the event of a Change in Control Termination, assumes the equity awards are not assumed in the transaction and thus fully vest (with performance-based equity awards vesting at target). In the event the equity awards are assumed and the holder experiences a Change in Control Termination, the value of the vesting would be $1,215,822. In the event of Death or Disability, assumes full vesting of all unvested time-based equity awards. In the event of a Corporate Transaction, assumes no termination of employment and no assumption of outstanding equity awards.
(3)	Reflects 18 months of a COBRA subsidy and life insurance premiums at the same company/employee percentage sharing as during employment.

58	LEVI STRAUSS & CO.

EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information, as of November 27, 2022, with respect to our equity compensation plans.

PLAN CATEGORY	CLASS OF COMMON STOCK	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(2)	WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(3)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN 2)(4)
Equity compensation plans approved by security holders(1):	Class A	6,638,886	$20.39	37,916,653
	Class B	3,818,479	$7.91	—
Equity compensation plans not approved by security holders:	—	—	—	—
Total	Class A and Class B	10,457,365	$11.00	37,916,653
(1)	Includes our 2016 Equity Incentive Plan (“2016 EIP”), 2019 Equity Incentive Plan (“2019 EIP”) and 2019 Employee Stock Purchase Plan (“2019 ESPP”). No additional awards may be granted under our 2016 EIP.
(2)	The number of shares includes SARs, RSUs and PRSUs based on target performance and includes shares of common stock to be issued in connection with certain deferred stock-settled director RSUs. The number of shares for SARs represents the number of shares of common stock the SARs would convert into if exercised on November 27, 2022 based on the market value of our common stock on that date, calculated based on the conversion formula as defined in the EIP.
(3)	Only includes SARs, as RSUs and PRSUs do not have exercise prices associated with them.
(4)	Calculated based on the number of stock awards authorized upon the adoption of the 2019 EIP, less (a) the number of outstanding dilutive SARs (b) shares issued in connection with converted RSUs and (c) securities expected to be issued in the future upon conversion of outstanding RSUs. The 2019 EIP provides for an award pool of 40 million shares of common stock that may be subject to awards thereunder. The 37,916,653 figure in the table reflects the potential number of shares which could be issued pursuant to future awards under the 2019 EIP of 27,382,985 and pursuant to future issuances under the 2019 ESPP of 10,533,668. Note that the following shares may return to the 2019 EIP and be available for issuance in connection with a future award: (i) shares covered by an award that expires or otherwise terminates without having been exercised in full; (ii) shares that are forfeited or awards which are canceled and regranted in accordance with the terms of the 2019 EIP; (iii) shares covered by an award that may only be settled in cash per the terms of the award which do not count against the 2019 EIP’s award pool; (iv) shares withheld to cover payment of an exercise price or cover applicable tax withholding obligations; (v) shares tendered to cover payment of an exercise price; and (vi) shares that are canceled pursuant to an exchange or repricing program.

2023 PROXY STATEMENT	59

AUDIT MATTERS

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending November 26, 2023 and has further directed that management submit its selection of the independent registered public accounting firm for ratification by the shareholders at the annual meeting. PwC has audited our financial statements since 2007. Representatives of PwC are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or laws require shareholder ratification of the selection of PwC as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of PwC to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of our company and shareholders.

Ratification of the Audit Committee’s selection of PwC requires the affirmative vote of the holders of a majority of the voting power of the shares present at the meeting or represented by proxy and entitled to vote on the matter at the annual meeting.

Our Board of Directors unanimously recommends a vote “FOR” this proposal.

SELECTION AND ENGAGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM PRINCIPAL ACCOUNTANT FEES

The following table represents aggregate fees billed to or incurred by us for professional services rendered by PwC, our independent registered public accounting firm, during fiscal years 2022 and 2021. All fees described below were pre-approved by the Audit Committee.

	YEAR ENDED
	NOVEMBER 27, 2022 ($)	NOVEMBER 28, 2021 ($)
Services provided:	(IN THOUSANDS)
Audit fees(1)	8,184	8,500
Audit-related fees(2)	240	131
Tax fees(3)	155	201
All other fees(4)	3	4
Total fees	8,582	8,836

(1)	Audit fees include fees for the audit of our annual consolidated financial statements, including internal controls over financial reporting, quarterly reviews of interim consolidated financial statements and statutory audits. Further, these include fees for services associated with the issuance of comfort letters related to a debt issuance.
(2)	Audit-related fees include fees for services not related to the annual audit of the consolidated financial statements, related quarterly reviews or required by statute. Fees included are associated with assurance related services that are related to the performance of the company, including financial reporting for certain foreign subsidiaries.
(3)	Tax fees are for services to assist in the preparation of our foreign tax returns and for the provision of tax advice. Tax fees included tax compliance fees of $24,000 and $26,785 in fiscal years 2022 and 2021, respectively.
(4)	All other fees consist of fees for other permissible services other than the services reported above, including fees for access to electronic accounting and audit reference materials.

60	LEVI STRAUSS & CO.

AUDIT MATTERS

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee is responsible for approving every engagement of our independent registered public accounting firm to provide audit or non-audit services for us before being engaged to provide those services. The Audit Committee’s pre-approval policy provides as follows:

●	Once a year when the base audit engagement is reviewed and approved, management will identify all other services (including fee ranges) for which management knows or believes it will engage our independent registered public accounting firm for the next 12 months. Additionally, on an annual basis, the Audit Committee preapproves an allotment to be utilized for specifically defined permitted services not anticipated in the annual pre-approval. Those services typically include, statutory audits, specified tax matters, certifications to the lenders as required by financing documents and consultation on new accounting and disclosure standards.

●	If any new proposed engagement comes up during the year that was not pre-approved by the Audit Committee or exceeds the pre-approval allotment as discussed above, the engagement will require (i) specific approval of the chief financial officer and corporate controller (including confirming with counsel permissibility under applicable laws and evaluating potential impact on independence) and, if approved by management, (ii) approval of the Audit Committee or its designee.

●	The chair of the Audit Committee will have the authority to give such approval but may seek full Audit Committee input and approval in specific cases as he or she may determine.

The Audit Committee has determined that the rendering of services other than audit services by PwC is compatible with maintaining the principal accountant’s independence.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended November 27, 2022 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended November 27, 2022.

Troy M. Alstead (Chairperson)
Yael Garten
Christopher J. McCormick
Jenny Ming
Joshua E. Prime
Elliott Rodgers

The material in this report of the Audit Committee is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2023 PROXY STATEMENT	61

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Class A common stock and Class B common stock as of February 1, 2023 by: (i) each of our directors and each nominee for director; (ii) each of our NEOs; (iii) all of our directors and executive officers as a group; and (iv) each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Class A common Stock and Class B common stock on a combined basis. The mailing address for each shareholder in the table below is c/o Levi Strauss & Co., 1155 Battery Street, San Francisco, CA 94111.

NAME OF BENEFICIAL OWNER	CLASS A SHARES	%	CLASS B SHARES	%	% OF TOTAL VOTING POWER+
DIRECTORS:
Troy M. Alstead(1)	84,232	*	—	—	*
Jill Beraud(2)	25,553	*	108,679	*	*
Robert A. Eckert(3)	30,504	*	174,219	*	*
Spencer Fleischer(4)	25,553	*	89,545	*	*
David A. Friedman(5)	677,218	*	1,628,470	*	*
Yael Garten(6)	18,245	*	—	—	*
Michelle Gass	—	—	—	—	—
Christopher J. McCormick(7)	30,903	*	51,337	*	*
Jenny Ming(8)	25,747	*	42,076	*	*
Patricia Salas Pineda(9)	114,219	*	19,692	*	*
Joshua E. Prime(10)	18,245	*	4,571,406	1.5	1.5
Elliott Rodgers	5,542	*	—	—	*
NAMED EXECUTIVE OFFICERS:
Charles V. Bergh(11)	3,410,735	3.5	2,534,121	*	*
Harmit Singh(12)	391,561	*	224,812	*	*
Seth M. Ellison(13)	80,364	*	21,807	*	*
Elizabeth O’Neill(14)	60,872	*	87,681	*	*
Seth Jaffe(15)	137,815	*	343,237	*	*
Directors and executive officers as a group (16 persons)(16)	5,056,944	5.2	9,875,275	3.3	3.4
5% OR GREATER SHAREHOLDERS:
Mimi L. Haas(17)	—	—	43,759,262	14.6	14.2
Margaret E. Haas(18)	—	—	42,854,020	14.3	13.9
Robert D. Haas(19)	—	—	36,855,985	12.3	11.9
Peter E. Haas Jr.(20)	—	—	31,761,497	10.6	10.3
Peter E. Haas Jr. Family Fund(21)	—	—	24,228,400	8.1	7.9
Daniel S. Haas(22)	—	—	23,523,633	7.9	7.6
Jennifer C. Haas(23)	—	—	21,014,352	7.0	6.8
Bradley J. Haas(24)	—	—	20,588,134	6.9	6.7

*	Represents beneficial ownership of less than 1%.
+	Represents the voting power with respect to all shares of our Class A common stock and Class B common stock, voting together as a single class. Each share of our Class A common stock is entitled to one vote per share, and each share of our Class B common stock is entitled to ten votes per share. Our Class A common stock and Class B common stock will vote together on all matters (including the election of directors) submitted to a vote of our shareholders, except under limited circumstances described in our certificate of incorporation.
(1)	Includes 4,298 shares of Class A or Class B common stock issuable pursuant to restricted stock units and/or dividend equivalent rights that vested within 60 days of February 1, 2023, the settlement of which has been deferred at the election of the director until his or her retirement from the Board, or would vest within 60 days of February 1, 2023 if the director resigns or if the director’s service is terminated without cause.
(2)	Includes 4,298 shares of Class A or Class B common stock issuable pursuant to restricted stock units and/or dividend equivalent rights that vested within 60 days of February 1, 2023, the settlement of which has been deferred at the election of the director until his or her retirement from the Board, or would vest within 60 days of February 1, 2023 if the director resigns or if the director’s service is terminated without cause.

62	LEVI STRAUSS & CO.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(3)	Includes 31,714 shares of Class A or Class B common stock issuable pursuant to restricted stock units and/or dividend equivalent rights that vested within 60 days of February 1, 2023, the settlement of which has been deferred at the election of the director until his or her retirement from the Board, or would vest within 60 days of February 1, 2023 if the director resigns or if the director’s service is terminated without cause.
(4)	Includes 4,298 shares of Class A or Class B common stock issuable pursuant to restricted stock units and/or dividend equivalent rights that vested within 60 days of February 1, 2023, the settlement of which has been deferred at the election of the director until his or her retirement from the Board, or would vest within 60 days of February 1, 2023 if the director resigns or if the director’s service is terminated without cause.
(5)	Includes 4,298 shares of Class A or Class B common stock issuable pursuant to restricted stock units and/or dividend equivalent rights that vested within 60 days of February 1, 2023, the settlement of which has been deferred at the election of the director until his or her retirement from the Board or would vest within 60 days of February 1, 2023 if the director resigns or if the director’s service is terminated without cause.
(6)	Includes 4,298 shares of Class A or Class B common stock issuable pursuant to restricted stock units and/or dividend equivalent rights that vested within 60 days of February 1, 2023, the settlement of which has been deferred at the election of the director until his or her retirement from the Board, or would vest within 60 days of February 1, 2023 if the director resigns or if the director’s service is terminated without cause.
(7)	Includes 32,634 shares of Class A or Class B common stock issuable pursuant to restricted stock units and/or dividend equivalent rights that vested within 60 days of February 1, 2023, the settlement of which has been deferred at the election of the director until his or her retirement from the Board, or would vest within 60 days of February 1, 2023 if the director resigns or if the director’s service is terminated without cause.
(8)	Includes 47,575 shares of Class A or Class B common stock issuable pursuant to restricted stock units and/or dividend equivalent rights that vested within 60 days of February 1, 2023, the settlement of which has been deferred at the election of the director until his or her retirement from the Board, or would vest within 60 days of February 1, 2023 if the director resigns or if the director’s service is terminated without cause.
(9)	Includes 40,067 shares of Class A or Class B common stock issuable pursuant to restricted stock units and/or dividend equivalent rights that vested within 60 days of February 1, 2023, the settlement of which has been deferred at the election of the director until his or her retirement from the Board, or would vest within 60 days of February 1, 2023 if the director resigns or if the director’s service is terminated without cause.
(10)	Includes (i) 1,382,781 shares held by Mr. Prime’s spouse for which Mr. Prime has no voting or investment power; (ii) an aggregate of 200,076 shares held in custodial accounts, of which Mr. Prime’s spouse is custodian, for the benefit of others and for which Mr. Prime has no voting or investment power; and (iii) 2,934,723 shares held by trusts, of which Mr. Prime is trustee, for the benefit of others and for which Mr. Prime has sole voting and investment power. Mr. Prime disclaims beneficial ownership of these 4,517,580 shares. Includes 10,000 shares held in a trust, of which Mr. Prime and Mr. Prime’s spouse are co-trustees and share voting and investment power. Also includes 4,298 shares of Class A or Class B common stock issuable pursuant to restricted stock units and/or dividend equivalent rights that vested within 60 days of February 1, 2023, the settlement of which has been deferred at the election of the director until his or her retirement from the Board or would vest within 60 days of February 1, 2023 if the director resigns or if the director’s service is terminated without cause.
(11)	Includes (i) an aggregate of 2,219,701 shares of Class A common stock held in two family trusts, of which Mr. Bergh is sole trustee and for which shares Mr. Bergh has sole voting and investment control and (ii) 1,057,235 shares of Class A common stock held in an irrevocable trust for certain members as beneficiaries for which shares Mr. Bergh is the investment direction advisor. Also includes 1,424,050 shares that Mr. Bergh has the right to acquire pursuant to outstanding SARs that may be exercised within 60 days of February 1, 2023.
(12)	Includes 224,812 shares that Mr. Singh has the right to acquire pursuant to outstanding SARs that may be exercised within 60 days of February 1, 2023.
(13)	Includes 21,807 shares that Mr. Ellison has the right to acquire pursuant to outstanding SARs that may be exercised within 60 days of February 1, 2023.
(14)	Includes 84,921 shares that Ms. O’Neill has the right to acquire pursuant to outstanding SARs that may be exercised within 60 days of February 1, 2023.
(15)	Includes 114,757 shares that Mr. Jaffe has the right to acquire pursuant to outstanding SARs that may be exercised within 60 days of February 1, 2023.
(16)	Includes 1,848,540 shares that our executive officers have the right to acquire pursuant to outstanding SARs that may be exercised within 60 days of February 1, 2023. Amounts do not include Mr. Ellison, who left the company effective March 1, 2023.
(17)	Includes 1,697,256 shares held by trusts, of which Ms. Haas is trustee, for the benefit of others and for which Ms. Haas has sole voting and investment power. Ms. Haas disclaims beneficial ownership of these 1,697,256 shares.
(18)	Includes (i) an aggregate of 19,784,900 shares held in trusts and a limited liability company, of which Ms. Haas is trustee and manager, respectively, for the benefit of others and for which Ms. Haas has sole voting and investment power; (ii) 7,219,430 shares held by the Margaret E. Haas Fund; and (iii) 844,680 shares held by the Lynx Foundation, of which Ms. Haas is board chair, for the benefit of charitable entities and for which Ms. Haas shares voting and investment power. Ms. Haas disclaims beneficial ownership of these 27,849,010 shares.
(19)	Includes (i) 24,372,904 shares held by trusts, of which Mr. Haas is trustee, for the benefit of others and for which Mr. Haas has sole voting and investment power; (ii) 2,988,453 shares held by Mr. Haas’ spouse for which Mr. Haas has no voting or investment power; and (iii) an aggregate of 7,371,877 shares held in trusts, of which Mr. Haas’ spouse is trustee, for the benefit of others and for which Mr. Haas has no voting or investment power. Mr. Haas disclaims beneficial ownership of these 34,733,234 shares.
(20)	Includes (i) 24,228,400 shares held by the Peter E. Haas Jr. Family Fund, of which Mr. Haas Jr. is Vice President, for the benefit of charitable entities, and for which Mr. Haas Jr. shares voting and investment power; (ii) an aggregate of 2,082,740 shares held by trusts, of which Mr. Haas Jr. is trustee, for the benefit of others and for which Mr. Haas Jr. has sole voting and investment power; and (iii) 400,000 shares held by Mr. Haas Jr.’s spouse for which Mr. Haas Jr. has no voting or investment power. Mr. Haas Jr. disclaims beneficial ownership of these 26,711,140 shares.
(21)	Peter E. Haas Jr. is a Vice President of this fund. The shares are also included in Mr. Haas Jr.’s ownership amounts as referenced above. Mr. Haas Jr. disclaims beneficial ownership of these shares.
(22)	Includes 3,199,630 shares held in trusts for the benefit of others and for which Mr. Haas has sole voting and investment power. Mr. Haas disclaims beneficial ownership of these 3,199,630 shares.
(23)	Includes 5,520,046 shares held in a custodial account and a limited liability company, of which Ms. Haas is custodian and manager, respectively, for the benefit of others and for which Ms. Haas has sole voting and investment power. Ms. Haas disclaims beneficial ownership of these 5,520,046 shares.
(24)	Includes (i) 138,874 shares held in custodial accounts of which Mr. Haas is custodian, for the benefit of others and for which Mr. Haas has sole voting and investment power and (ii) 62,736 shares held by Mr. Haas’ spouse for which Mr. Haas has no voting or investment power. Mr. Haas disclaims beneficial ownership of these 201,610 shares.

2023 PROXY STATEMENT	63

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why Did I Receive a One-Page Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. This method of distribution makes our process more efficient and less costly and limits our impact on the environment. Accordingly, we are sending an Important Notice Regarding the Availability of Proxy Materials (the “Proxy Availability Notice”) to our shareholders of record. All shareholders will have the ability to access the proxy materials on the website referred to in the Proxy Availability Notice free of charge or request to receive a printed set of the proxy materials for the 2023 Annual Meeting of Shareholders (the “annual meeting”). Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Proxy Availability Notice.

We intend to mail the Proxy Availability Notice on or about March 7, 2023, to all shareholders of record entitled to vote at the annual meeting. We expect that this proxy statement and the other proxy materials will be available to shareholders on or about March 7, 2023.

Will I Receive Any Other Proxy Materials by Mail?

We may send you a proxy card, along with a second Proxy Availability Notice, on or after March 10, 2023.

What Does It Mean if I Receive More Than One Proxy Availability Notice?

If you receive more than one Proxy Availability Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Proxy Availability Notices to ensure that all of your shares are voted.

What Are We Having a Virtual Only Meeting?

This year, we will again hold the annual meeting in a virtual-only format, which will be conducted over the internet via live webcast. In addition, we anticipate that we will continue to hold our annual meetings using a virtual-only format in future years, as we have found that a virtual format is more environmentally friendly, allows greater shareholder participation and decreases the costs of holding the meeting. We intend to hold our virtual annual meetings in a matter that affords you the same general rights and opportunities to participate as you would have at an in-person meeting.

Who Can Vote At the Annual Meeting?

Only shareholders of record at the close of business on February 24, 2023 (the “Record Date”) will be entitled to vote at the annual meeting. On the Record Date, there were 97,288,774 shares of Class A common stock and 299,087,988 shares of Class B common stock outstanding and entitled to vote.

How Do I Attend the Annual Meeting?

The annual meeting will be held live via the internet on Wednesday, April 19, 2023, at 10:30 a.m., Pacific Time, at www.Virtualshareholdermeeting.com/LEVI2023. You will not be able to attend the meeting in person. Participation in and attendance at the annual meeting is limited to shareholders of record as of the Record Date. Online access will begin at 10:15 a.m., Pacific Time, on April 19, 2023, and we encourage you to access the annual meeting prior to the start time.

A list of shareholders of record will be available for inspection by shareholders of record during the normal business hours for 10 days prior to the annual meeting for any legally valid purpose at our corporate headquarters at 1155 Battery Street, San Francisco, CA 94111.

To be admitted to the annual meeting at www.virtualshareholdermeeting.com/LEVI2023, you must enter the 16-digit control number found next to the label “Control Number” for the postal mail recipients or within the body of the email sending you the proxy statement. If your shares are held in the name of a bank, broker or other holder of record, you should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the annual meeting. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/LEVI2023.

64	LEVI STRAUSS & CO.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

How Can I Access the Webcast of the Annual Meeting?

We plan to offer a live webcast of the annual meeting at www.virtualshareholdermeeting.com/LEVI2023. To access the webcast, go to this website and follow the instructions provided. The webcast will be recorded and available for replay at this website through May 19, 2023.

What Am I Voting On?

There are three matters scheduled for a vote at the annual meeting:

●	Proposal 1: Election of the following four nominees recommended by our Board of Directors as Class I directors: Jill Beraud, Spencer C. Fleischer, Christopher J. McCormick and Elliott Rodgers.

●	Proposal 2: Advisory vote on executive compensation.

●	Proposal 3: Ratification of the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending November 26, 2023.

What If Another Matter Is Properly Brought Before the Annual Meeting?

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, your proxyholder will vote your shares using his or her best judgment.

Will I Be Able to Ask Questions at the Annual Meeting?

You will be able to submit written questions during the annual meeting by following the instructions that will be available on the annual meeting website during the annual meeting. Only questions pertinent to meeting matters of the company will be answered during the meeting, subject to time constraints. Questions that are substantially similar may be grouped together to avoid repetition.

What Are My Voting Options?

●	Proposal 1: You may vote FOR the election of all nominees recommended by our Board of Directors as Class I Directors or you may WITHHOLD your vote for any nominee you specify.

●	Proposal 2: You may vote FOR or AGAINST the advisory vote on executive compensation.

●	Proposal 3: You may vote FOR or AGAINST the ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending November 26, 2023.

How Does the Board of Directors Recommend that I Vote?

The table below sets forth the unanimous recommendation of our Board of Directors for each of the three matters scheduled for a vote at the annual meeting.

PROPOSAL		UNANIMOUS RECOMMENDATION OF OUR BOARD OF DIRECTORS
1.	Election of Class I Directors	FOR all of the nominees
2.	Advisory Vote on Executive Compensation	FOR
3.	Ratification of Selection of Independent Registered Public Accounting Firm	FOR

How Many Votes Do I Have?

On each matter scheduled for a vote at the annual meeting, you have one vote for each share of Class A common stock you own and 10 votes for each share of Class B common stock you own, in each case as of the Record Date.

How Do I Vote?

●	Shareholder of Record: Shares Registered in Your Name. If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote at the annual meeting or vote by proxy over the telephone, through the internet or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote through the internet even if you have already voted by proxy, as your proxy is revocable at your option.

2023 PROXY STATEMENT	65

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

OVER THE TELEPHONE
●	Call 1-800-690-6903 and follow the recorded instructions (you will need the voter control number from your proxy card)
●	Your vote must be received by 8:59 p.m., Pacific Time, on April 18, 2023

THROUGH THE INTERNET
Before the Meeting
●	Visit www.proxyvote.com to vote online (you will need the voter control number from your proxy card or the Proxy Availability Notice)

●	Your vote must be received by 8:59 p.m., Pacific Time, on April 18, 2023
During the Meeting
●	Visit virtualshareholdermeeting.com/LEVI2023 to vote online (you will need the voter control number from your proxy card or at the Proxy Availability Notice)

USING A PROXY CARD
●	Complete, sign, date and return the proxy card that may be delivered
●	Your proxy card must be mailed by April 10, 2023

●	Beneficial Owner: Shares Registered in the Name of Broker or Bank. If on the Record Date your shares were held in an account at a brokerage firm, bank or other similar agent rather than in your name, then you are the beneficial owner of shares held in street name and a voting instruction form, together with the Proxy Availability Notice, are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote over the telephone or through the internet as instructed by your broker, bank or other agent. You are also invited to attend the annual meeting. For admission to the annual meeting, follow the instructions from your broker, bank or other agent included with the Proxy Availability Notice. To vote at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with the Proxy Availability Notice, or contact that organization to request a proxy form.

Internet proxy voting allows you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. Note that you must bear any costs associated with your internet access, such as usage charges.

Can I Change My Vote after Submitting My Proxy?

●	Shareholder of Record: Shares Registered in Your Name. Yes. You may revoke your proxy at any time before the final vote at the annual meeting. You may revoke your proxy in any one of the following ways. Your most current proxy is the one that is counted.

	●	You may grant a subsequent proxy over the telephone or through the internet.

	●	You may submit another properly completed proxy card with a later date.

	●	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 1155 Battery Street, San Francisco, CA 94111.

	●	You may attend the annual meeting and vote through the internet. Simply attending the annual meeting will not, by itself, revoke your proxy.

●	Beneficial Owner: Shares Registered in the Name of Broker or Bank. To revoke your proxy, follow the instructions provided by your broker, bank or other agent.

What Happens if I Do Not Vote, or if I Vote By Proxy Without Giving Specific Voting Instructions?

If you are a shareholder of record and do not vote by proxy at the annual meeting, your shares will not be voted. If you voted by proxy without marking voting selections, your shares will be voted:

●	Proposal 1: FOR the election of all of the nominees recommended by our Board of Directors as Class I directors.

●	Proposal 2: FOR the advisory vote on executive compensation.

66	LEVI STRAUSS & CO.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

●	Proposal 3: FOR the ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending November 26, 2023.

If any other matter is properly brought before the annual meeting, your proxyholder will vote your shares using his or her best judgment.

What Happens if I Am A Beneficial Owner of Shares Held In Street Name and I Do Not Provide My Broker or Bank With Voting Instructions?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (the “NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote uninstructed shares with respect to matters considered to be routine under NYSE rules, but not with respect to non-routine matters.

Because Proposals 1 and 2 are considered to be non-routine under NYSE rules, your broker, bank or other agent may not vote your shares on those proposals in the absence of your voting instructions. Because Proposal 3 is considered to be routine under NYSE rules, your broker, bank or other agent may vote your shares on this proposal in its discretion, even if you do not provide voting instructions. If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the proxy materials you receive from your broker, bank or other agent.

What Are Broker Non-Votes?

As discussed above, if you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares on matters deemed to be non-routine under NYSE rules, your broker, bank or other such agent cannot vote your shares. These un-voted shares are counted as broker non-votes.

Because Proposals 1 and 2 are considered to be non-routine under NYSE rules, we expect broker non-votes to exist in connection with those proposals. If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the proxy materials you receive from your broker, bank or other agent.

How Many Votes Are Needed to Approve Each Proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

PROPOSAL NUMBER	PROPOSAL DESCRIPTION	VOTE REQUIRED FOR APPROVAL	EFFECT OF ABSTENTIONS(1)	EFFECT OF BROKER NON-VOTES(2)
1	Election of Class I directors	The four nominees receiving the most FOR votes will be elected (WITHHOLD votes will have no effect)	N/A	No effect
2	Advisory vote on executive compensation	FOR votes from the holders of a majority of the voting power of the shares present at the meeting or represented by proxy and entitled to vote	No effect	No effect
3	Ratification of selection of independent registered public accounting firm	FOR votes from the holders of a majority of the voting power of the shares present at the meeting or represented by proxy and entitled to vote	No effect	N/A

(1)	Abstentions will not be counted toward the vote total for Proposals 2 and 3. Abstentions will therefore have no effect on these proposals.

(2)	Broker non-votes will not be counted toward the vote total for Proposals 1 and 2. Broker non-votes will therefore have no effect on these proposals. Because Proposal 3 is considered to be routine under NYSE rules, if you hold your shares in street name, your broker, bank or other agent may vote your shares on this proposal in its discretion, even if you do not provide voting instructions.

What is the Quorum Requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding a majority of the voting power of the outstanding shares entitled to vote are present at the annual meeting or represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your

2023 PROXY STATEMENT	67

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

broker, bank or other agent) or if you vote at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chair of the annual meeting or the holders of a majority of the voting power of the shares present at the annual meeting in person or represented by proxy may adjourn the annual Meeting to another date.

How Can I Find Out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the annual meeting. We expect to publish final voting results on a Form 8-K within four business days of the annual meeting. If final voting results are not available to us in time to do so, we intend to publish preliminary voting results on a Form 8-K within four business days of the annual meeting and to publish final voting results on an additional Form 8-K within four business days of the final voting results becoming known to us.

Who Is Paying for This Proxy Solicitation?

This proxy is being solicited by the company. Our directors and employees may solicit proxies in person, by telephone or by other means of communication. We will pay for the entire cost of soliciting proxies. Our directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding these proxy materials to beneficial owners.

What Proxy Materials Are Available through the Internet?

The notice of annual meeting, proxy statement and our annual report to shareholders are available free of charge at www. proxyvote.com.

I Share an Address with Another Shareholder, and We Received Only One Proxy Availability Notice. How Do I Obtain Another Proxy Availability Notice?

We have adopted a procedure approved by the SEC called householding, under which we can deliver a single Proxy Availability Notice to multiple shareholders who share the same address unless we receive contrary instructions from one or more of the shareholders. This procedure reduces our printing and mailing costs, and our impact on the environment. See “Other Information—Householding of Proxy Materials.”

When Are Shareholder Proposals for Inclusion In Our Proxy Materials for Next Year’s Annual Meeting of Shareholders Due?

The 2024 annual meeting of shareholders is scheduled to be held on April 24, 2024. Shareholders wishing to present a proposal for inclusion in our proxy materials for such meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit their proposals so that they are received by us at our principal executive offices no later than November 8, 2023 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in our proxy materials for the 2024 annual meeting of shareholders. Nominations or proposals should be sent in writing to our Corporate Secretary at 1155 Battery Street, San Francisco, CA 94111.

When Are Other Proposals and Director Nominations for Next Year’s Annual Meeting of Shareholders Due?

The 2024 annual meeting of shareholders is scheduled to be held on April 24, 2024. Shareholders wishing to nominate a candidate for election to our Board of Directors or propose other business at an annual meeting other than pursuant to Rule 14a-8 of the Exchange Act must submit a written notice so that it is received by us at our principal executive offices no earlier than the close of business on December 21, 2023 nor later than the close of business on January 20, 2024 provided, however, that if next year’s annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after April 24, 2024, your proposal must be submitted not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. Nominations or proposals should be sent in writing to our Corporate Secretary at 1155 Battery Street, San Francisco, CA 94111. You are advised to review our amended and restated bylaws, which contain additional requirements about advance notice of director nominations and shareholder proposals. A complete copy of our amended and restated bylaws is available under the “Governance” tab of our website at investors.levistrauss.com.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the Securities and Exchange Commission’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide any additional information required by Rule 14a-19 of the Exchange Act.

68	LEVI STRAUSS & CO.

OTHER INFORMATION

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Proxy Availability Notice or other proxy materials with respect to two or more shareholders sharing the same address by delivering a single Proxy Availability Notice or set of proxy materials addressed to those shareholders. This process, which is commonly referred to as householding, potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are shareholders will be householding our proxy materials. A single Proxy Availability Notice will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Availability Notice, please notify us or your broker. Direct your written request to Levi Strauss & Co., Attn: Investor Relations, 1155 Battery Street, San Francisco, CA 94111, or call (800) 438-0349. Shareholders who currently receive multiple copies of Proxy Availability Notices at their address and would like to request householding of their communications should contact their brokers.

OTHER MATTERS

2022 ANNUAL REPORT AND SEC FILINGS

Our financial statements for the fiscal year ended November 27, 2022, are included in our 2022 Annual Report, which we will make available to shareholders at the same time as this proxy statement. Our 2022 Annual Report and this proxy statement are posted on our website at investors.levistrauss.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Investor Relations, 1155 Battery Street, San Francisco, CA 94111. Our Board of Directors knows of no other matter that will be presented for consideration at the annual meeting. If any other matter is properly brought before the annual meeting, your proxyholder will vote your shares using his or her best judgment.

By Order of the Board of Directors,

Nanci Prado

Corporate Secretary
San Francisco,
California

2023 PROXY STATEMENT	69

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WE REMAIN COMMITTED TO
OUR CORE VALUES AND PRINCIPLES

GIVING BACK TO OUR COMMUNITIES ● Employee giving and volunteering ● Levi Strauss Foundation and company grantmaking ● Red Tab Foundation

ADVOCATING FOR WHAT’S RIGHT ● Tackling Climate Change ● Gun Violence Prevention ● LGBTQ+ Equality ● Voter Engagement and Access ● Racial Equity ● Pay Equity

SOCIAL & ENVIRONMENTAL SUSTAINABILITY

●   Released second consecutive Sustainability Report and our first-ever DE&I Impact report in 2022

●   Sustainability strategy centered on three pillars: climate, consumption and community

●   Recognized in Bloomberg’s Gender Equality Index (GEI) for the second time due to our commitment to gender equality

RECENT INITIATIVES & PROGRESS

●  Updated slate of 16 sustainability goals

●   “Buy Better, Wear Longer”

●   Circular 501

●   Broke ground on Distribution Center with responsible design features in Germany

●   Joined a CEO letter to the U.S. Senate advocating for gun violence prevention legislation

Investor Relations

800-438-0349
investor-relations@levi.com

© 2023 Levi Strauss & Co - All rights reserved

LEVI STRAUSS & CO.
P.O. BOX 7215
SAN FRANCISCO, CA 94120

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 P.M. Pacific Time on April 18, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LEVI2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 8:59 P.M. Pacific Time on April 18, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D97833-P82514	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LEVI STRAUSS & CO.

The Board of Directors recommends a vote FOR all the listed nominees.

1.	The election as Class I directors of the four nominees named in the Proxy Statement.

	Nominees:		For		Withhold

	1a.	Jill Beraud	☐		☐

	1b.	Spencer C. Fleischer	☐		☐

	1c.	Christopher J. McCormick	☐		☐

	1d.	Elliott Rodgers	☐		☐

The Board of Directors recommends a vote FOR Proposal 2.			For	Against	Abstain

2.	Advisory vote to approve executive compensation.		☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 3.			For	Against	Abstain

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for fiscal year 2023.		☐	☐	☐

NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D97834-P82514

Levi Strauss & Co.
Annual Meeting of Shareholders

April 19, 2023 10:30 A.M. Pacific Time

www.virtualshareholdermeeting.com/LEVI2023

Seth R. Jaffe and Nanci Prado, or each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if present, at the Annual Meeting of Shareholders of Levi Strauss & Co. to be held at 10:30 A.M., Pacific Time, on April 19, 2023 at www.virtualshareholdermeeting.com/LEVI2023, or any postponement or adjournment thereof.

Proxies must be mailed by April 10, 2023. Phone or online voting must be completed by 8:59 P.M., Pacific Time, on April 18, 2023. See reverse for instructions.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2, and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)